UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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National Instruments Corporation
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Proxy Statement
National Instruments Corporation | 2021 Annual Meeting of Stockholders

Letter to our Stockholders from
our Board Chair and our Chief Executive Officer and President
March 29, 2021
Dear Fellow Stockholders,
On behalf of our Board of Directors (the “Board”) and management team of National Instruments Corporation (the “Company” or “NI”), we are pleased to invite you to attend our virtual 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2021, at 9:00 a.m., Central Daylight Time. A notice of the meeting and our 2021 Proxy Statement containing important information about the matters to be voted upon and instructions on how you can vote your shares follow this letter.
This year we are offering a virtual stockholder meeting through which you can view the Annual Meeting, submit questions and vote online. We will also provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/NATI2021. A webcast, slides, and audio of the entire Annual Meeting will be available on the Investor Relations page of our Company website within a few days of the meeting and will remain available for one year from the date of the meeting. We hope this will enable those who cannot attend the meeting in person to hear NI’s executives discuss our plans. In addition, we make available at our Investor Relations website a variety of information for investors. Our goal is to maintain the Company Investor Relations page as a portal through which investors can easily find or navigate to pertinent information about us.
Your vote is important to us. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote in person, even if you have previously submitted your proxy.
On behalf of the Board, we would like to express our appreciation for your continued investment in NI. We look forward to greeting as many of you as possible.
Sincerely,

Michael E. McGrath Board Chair	Eric H. Starkloff CEO and President

Notice of 2021 Annual

Meeting of Stockholders
Meeting Information Date & Time Tuesday, May 11, 2021 9:00 a.m., CDT Location Via live webcast by visiting the following website: www.virtualshareholdermeeting.com/NATI2021 Record Date March 15, 2021
How to Vote
Your vote is important! Please vote your shares in person or in one of the following ways:
By Internet	By Phone	By Mail	By Mobile Device
Visit the website listed in your notice of internet availability of proxy materials or your proxy or voting instruction form	Call the toll-free voting number in your voting materials	Mail your completed and signed proxy or voting instruction form	Scan the QR Barcode on your voting materials
Items of Business
1	Elect the director nominees named in our proxy statement for a term of three years.
2	Vote on an advisory resolution to approve executive compensation.
3	Ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2021.
4	Consider any other business properly brought before the meeting.
By Order of our Board of Directors,

R. Eddie Dixon, Jr.
Chief Legal Officer, Senior Vice President & Secretary
March 29, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 11, 2021: National Instruments Corporation’s 2021 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2020 are available at:
www.virtualshareholdermeeting.com/NATI2021

This Notice and the accompanying Proxy Statement, 2020 Annual Report, and Proxy Card or voting instruction form were first made available to stockholders beginning on March 29, 2021. You may vote if you owned shares of our common stock at the close of business on March 15, 2021, the record date for notice of and voting at our Annual Meeting.

INTRODUCTION
This Proxy Statement contains the information that a stockholder should know before voting on the proposals described in the Notice. This introduction highlights certain information contained in this Proxy Statement as well as other relevant information. You should read the entire Proxy Statement carefully before voting.
Our Business
Despite the uncertainties caused by the COVID-19 global pandemic, strong demand for system-level offerings in certain focus areas partially offset weakness in some of our broad-based and transportation offerings. We have continued to demonstrate our ability to adapt and respond during a challenging year across our organization. We are confident in the strength of our operating model and remain optimistic about our position to capture long-term growth opportunities as we continue to enhance our offerings in key focus areas. This year was a stress test of our strategy, and it proved resilient. The areas of our business we have focused on strategically showed growth, and although the global economy proved to be a headwind, we continued to see momentum build throughout the year with an all-time record for quarterly revenue in the fourth quarter. In times of uncertainty, the core strengths of NI remain clear — our highly differentiated software position, the diversity of our business, and the innovation of our people.
Our Strategy
Our overarching goal, which we call our core strategic vision, is to be the leader in software-connected automated test and automated measurement systems. This vision provides a framework to help us achieve our financial goals of profitability and revenue growth by:
•	Delivering value that gives our customers a competitive advantage
•	Providing a differentiated software-defined platform for automated test and automated measurement systems
•	Focusing on industry-specific applications that benefit from our platform's disruptive capabilities
•	Enhancing our system-level offerings to more fully meet customers' enterprise-wide challenges
In pursuing our vision, we have empowered our team to be deliberate about the market opportunities we pursue to fuel growth by targeting the applications where we believe our systems can provide significant value to our customers. We believe our differentiation in the market helps support the success of our customers, employees, community, and stockholders.
Our philosophy of putting the needs of our customers first and elevating the impact of their creativity and innovation is at the heart of how we do business. We utilize our expertise to partner with talented engineers and enterprises around the world to push the limits of innovation. We believe it is a combination of our people, technology and data that make a difference in helping our customers reach speed, scale and efficiency across all phases of the product development cycle.
Business Evolution
Our business has undergone a transformation to improve performance, enhance customers engagements, and align investments to high growth opportunities. To achieve this level of change requires clear focus and strong leadership. We will remain focused on accelerating our strategy for sustainable long-term growth, executing on our business goals, winning in our markets, and delivering increased value to all stakeholders.
Company Culture: Core Values and Corporate Identity
Over the last several years we have undergone organizational redesign and development with a heavy emphasis on change management. Our executive and management teams have endeavored to provide our employees with a clear understanding of why changes are being implemented and how they align to our corporate strategy. We believe the transparency of our strategy has enabled our employees to better understand how their role can make an impact toward achievement of our long-term financial targets.
We place a high degree of emphasis on employee engagement globally and believe that job satisfaction, clear career paths, and the difference our employees can make to our customers and society through engineering
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ambitiously will lead to a high performing global workforce. Our employee engagement scores have increased over the last three years while organizational change was at its highest. Successful retention of our talent is a key measure of our sustainability as an organization and thus a strategic focus for our executive leadership team.
In connection with the organizational changes we have made, we also redefined our purpose and our core values:
•	Be Bold
•	Be Kind
•	Be Connectors
Bold in our decisions and to challenge the status quo; Kind and candid in our interactions while promoting belonging, inclusion and constant respect for all people; and Connectors of people, ideas and technology.
We believe these values represent the strong culture of NI and how we want to be seen both internally at NI and externally with all our stakeholders. These are the values that we assess in both recruiting and retainment.
In 2020, we launched a new corporate identity which builds off our strong history and represents the acceleration of a new era of business for NI. A differentiated brand that now matches our differentiated technology in the market. It is about standing out in the market and stronger positioning of our software differentiation in areas of data analytics, cloud and the use of artificial intelligence to modernize our category. We are focused on disrupting the market, elevating the need for test, and the critical role of engineers. This is captured in our refined purpose to “engineer ambitiously.”
Value for all our Stakeholders
We are focused on creating long-term value for all of our stakeholders. Our ability to sustainably grow and generate profit delivers value to our customers, employees, stockholders, and community. Customers benefit from our continued investment in our technology and the expertise to support their success and technology needs. Employees benefit through the creation of opportunities for personal career growth and development. Stockholders benefit from receiving a solid return on the investment they make in us. Our success benefits our community of developers that build on our technology as well as the communities where we live, work, and give back.

Corporate Impact
We believe businesses of all kinds should be a leading force for good. At NI, we commit to doing our part by connecting people, technology and ideas to drive the positive change we want to see in the world. This is the right thing to do and is vital to our long-term stability. We are part of diverse, interconnected systems — our company, our society and our planet — that must work together to survive and thrive. Keeping these systems healthy is critical to fulfilling the promise of NI’s 100-year plan: to deliver consistent, lasting value for all stakeholders over time.
To this end, we spent 2020 interviewing our stakeholders — including NI stockholders, leaders, employees, suppliers and partners — to inform the development of our 2030 Corporate Impact Strategy launched in February
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2021. The strategic framework for Environmental Social, and Corporate Governance (“ESG”) and Corporate Social Responsibility (“CSR”) outlines our goals and commitments for making a measurable difference over the next decade. It builds upon our deep-rooted culture of giving back. Our 2030 Corporate Impact Strategy priorities include cultivating a diverse, inclusive workforce and engineering talent pipeline; fostering equity and opportunity at NI and in our society; protecting our planet by reducing our environmental footprint; and helping innovators use NI products to address our most pressing social and environmental challenges. Our social responsibility initiatives focus on three pillars including changing the face of engineering, building a more equitable and thriving society, and engineering a healthier planet. Details of our Corporate Impact Strategy can be found on our website at www.ni.com/en-us/about-ni/corporate-impact.html. For the steps that we have taken with respect to governance, please see “Corporate Governance” section in this introduction below.
The oversight, management, and implementation of ESG programs and initiatives are structured to ensure these efforts are truly cross-functional and collaborative and are championed by executive leadership. The Board oversees ESG matters through its governance, audit and compensation committees. The executive leadership team (“ELT”) generally implements these programs through the Diversity Equity and Inclusion (“DEI”) Executive Council, Executive Impact Council, and the management leaders and related working groups noted below.

INVESTOR ENGAGEMENT PROGRAM
In recent years we have actively solicited the perspectives of many of our stockholders to help identify focus areas and priorities for the coming year. For example, outreach efforts in the third quarter of 2020 included requesting calls with our top 20 institutional stockholders. The discussions that were held with those who accepted our invitation were directed primarily toward (i) our growth strategy with focus on software, system-level product offerings, services and streamlining the process of doing business with NI; (ii) support of our employees during the COVID-19 pandemic; (iii) elevation of diversity initiatives; (iv) disclosure of diversity metrics; and (v) our Corporate Impact Strategy discussed above.
Each year the constructive and candid feedback we receive during these investor meetings helps inform our priorities, assess our progress, and enhance our corporate governance practices and disclosures.
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CORPORATE GOVERNANCE
In prior years, we have taken action to enhance our governance practices in response to stockholder feedback. The following are some of the steps that we have taken in order to address issues our stockholders and other members of the investment community have identified as priorities.

We will continue to consider other actions we should take in response to our stockholder feedback and will continue to enhance our stockholder engagement program in order to consistently engage with, listen to, and learn from our stockholders.
Qualifications and Experience of Directors
In considering each of our directors, the Board and the Nomination & Governance Committee has evaluated a potential director’s background, qualifications, attributes and relevant skills. The Board and the Nomination & Governance Committee have considered those nomination criteria described below, as well as the value of the relationships directors have formed while working together on the Board and the deep knowledge of NI they have developed as a result of such service. The Board and the Nomination & Governance Committee also evaluated each of the director’s contributions to the Board and role in the operation of the Board as a whole.
We believe our director nominees bring a well-rounded variety of experiences, qualifications, attributes and relevant skills, and represent a balance of experience with NI and a fresh perspective. The table below summarizes some of the experience, qualifications, attributes and skills of our directors. This high-level summary is not intended to be an exhaustive list of our directors’ skills or contributions to the Board, but an identification of special expertise or prominence that a particular director may bring to the Board as a whole. Further information on each director, including his or her specific experience, qualifications, attributes and skills is set forth in the biographies on pages 5 to 9 of this Proxy Statement.
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Our Directors’ Skills and Diverse Qualifications

SKILL		TOTAL OF 9 DIRECTORS
Board Leadership	Service on other public company boards	8
Environmental & Social	Experience with corporate environmental or social issues	7
Executive Leadership	Experience and oversight in corporate executive leadership	9
Finance	Experience overseeing or assessing the performance of companies or public accountants with the respect to the preparation, auditing or evaluation of financial statements	8
Industry Knowledge	Experience in test and measurement industry and/or the industries served by NI	9
Innovation & Technology	Managing technological change and driving technological innovation	9
Operations	Experience in overseeing complex business operations such as product development, sales management or marketing	9
Strategy	Business experience setting long-term corporate vision or direction, developing desirable products or customer segments, assessing geographies in which to operate, or evaluating competitive positioning	9

In addition, the Nomination & Governance Committee and the Board consider diversity in the characteristics of director candidates, including each candidate’s unique background, with the goal of enhancing the Board’s ability to effectively perform its oversight function.

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Our Board is divided into three classes, with the terms of the Class III directors expiring this year. The Board and the Nomination & Governance Committee has nominated Ms. Gayla J. Delly, Dr. Gerhard P. Fettweis, and Ms. Duy-Loan T. Le for election at the Annual Meeting to serve for a term of three years.
Gayla J. Delly Independent	Gerhard P. Fettweis Independent	Duy-Loan T. Le Independent
Former Chief Executive Officer of Benchmark Electronics, Inc.	Vodafone Chair Professor at the Technical University of Dresden	Former Senior Fellow of Texas Instruments, Inc.

Age: 61 Director Since: 2020 Committees: Audit, Nomination & Governance Other Public Boards: 2	Age: 58 Director Since: 2016 Committees: Audit, Compensation Other Public Boards: 0	Age: 58 Director Since: 2002 Committees: Compensation (Chair), Nomination & Governance Other Public Boards: 3
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PROXY STATEMENT

NATIONAL INSTRUMENTS CORPORATION
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
The Board of Directors (the “Board”) of National Instruments Corporation, a Delaware corporation (“NI” or the “Company”), has made proxy materials available to you on the internet or, upon your request, has delivered printed versions of proxy materials to you by mail, in connection with the Board’s solicitation of proxies for use at NI’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 11, 2021, at 9:00 AM, Central Daylight Time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. Due to the public health impact of COVID-19 and to support the well-being of our employees and stockholders, please note that the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/NATI2021.
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), NI is furnishing proxy materials to NI’s stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about March 29, 2021.
NI's corporate offices are located at 11500 North Mopac Expressway, Austin, Texas 78759. NI’s general corporate telephone number is (512) 683-0100.
Householding of Annual Meeting Materials
Some brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability of proxy materials, proxy statements and annual reports. This means that, unless NI has received instructions to the contrary, only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders living in the same household. We will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to any stockholder who contacts our investor relations department at 11500 North Mopac Expressway, Austin, Texas 78759-3504, (512) 683-5215, requesting such copies. If stockholders living in the same household are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the printed versions of such other proxy materials and would like to receive a single copy of these documents in the future, the stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.
Record Date; Outstanding Shares
Stockholders of record at the close of business on March 15, 2021 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 131,607,036 shares of NI’s common stock, $0.01 par value, were issued and outstanding.
Voting and Solicitation
Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors in Proposal One, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected. However, pursuant to the terms of our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of “withhold” votes than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. See “Proposal One: Election of Directors—Vote Required; Recommendation of the Board of Directors” for additional information on these guidelines.
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The affirmative vote of a majority of the shares of NI common stock that are present, in person (electronically) or by proxy, and entitled to vote, will be required to approve Proposals Two and Three.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend and vote via live webcast. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.
The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.
Treatment of Abstentions and Broker Non-Votes
Abstentions
Abstentions will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) for purposes of determining the number of outstanding shares entitled to vote and voted, in person or by proxy. Thus, abstentions will have the same effect as a vote against Proposals Two and Three. There is no voting option to abstain with respect to Proposal One.
Broker Non-Votes
A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the ratification of our independent registered public accounting firm in Proposal Three), or if you provide instructions on how to vote by following the instructions provided to you by your broker.
So long as a broker has discretion to vote on at least one item presented at the meeting, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. On other proposals for which the broker has expressly not voted, broker non-votes will not be counted: (i) as votes cast with respect to Proposal One, or (ii) for purposes of determining the number of outstanding shares entitled to vote, that are present, in person or by proxy, with respect to Proposal Two. Accordingly, broker nonvotes will have no effect on the outcome of the voting on Proposals One and Two. There should be no broker non-votes with respect to Proposal Three.
Tabulation and Reporting of Voting Results
Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. NI will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Revocability of Proxies
Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote in person at the Annual Meeting.
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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Stockholders of NI may submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of stockholders to be held in 2022 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2022, stockholder proposals must be received by the Secretary of NI no later than November 29, 2021 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under NI’s amended bylaws (the “Bylaws”), a stockholder (or a group of not more than 20 stockholders) that has held at least 3% of NI’s outstanding common stock continuously for at least three years, may nominate and include in our proxy materials for our 2022 annual meeting, director nominees constituting up to the greater of 20% of the number of persons serving on the Board or two directors, provided that such nominees do not exceed half of the directors to be elected at an annual meeting and that the requirements set forth in the Bylaws are satisfied. To utilize such “proxy access” nomination process, among other things, the electing stockholder(s) and proposed nominee(s) must comply with the detailed requirements set forth in the Bylaws, including the provision of the proposing stockholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law. One such requirement is that the nomination(s) must be received in a timely manner between 120 days and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with the last annual meeting, which for our proxy materials for the 2022 annual meeting would be no earlier than October 30, 2021 and no later than November 29, 2021.
The Bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s proxy statement. Except as provided above, for director nominations or other business to be properly brought before NI’s 2022 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than January 28, 2022 and no earlier than December 29, 2021. If the date of NI’s 2022 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of this Annual Meeting, a stockholder’s notice of a proposal will be timely if it is received by NI by the close of business on the later of (i) the 90th day prior to the 2022 annual meeting and (ii) the 10th day following the day NI first publicly announces the date of the 2022 annual meeting.
The proxy grants the proxy holders discretionary authority to vote on any matter raised at an annual meeting of stockholders. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2022 annual meeting.
The description of certain provisions of the Bylaws above is intended as a summary and is qualified in its entirety by reference to the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. A copy of the full text of the Bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary.
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PROPOSAL ONE: ELECTION OF DIRECTORS
General
NI’s Board is divided into three classes, with the term of the office of one class expiring each year. The authorized number of directors which constitutes the entire Board is currently ten, with three director seats in Class I, three director seats in Class II, and four director seats in Class III.
The terms of office of our Class III directors will expire at the Annual Meeting and include Ms. Gayla J. Delly, Dr. Gerhard P. Fettweis, Ms. Duy-Loan T. Le, and Mr. Charles J. Roesslein.
Our Board has nominated Ms. Gayla J. Delly, Dr. Gerhard P. Fettweis, and Ms. Duy-Loan T. Le for election at the Annual Meeting as Class III directors to serve for a term of three years. The Board did not nominate Mr. Roesslein for election at the Annual Meeting in consideration of the retirement policy provisions of NI’s Corporate Governance Guidelines. There was no disagreement or dispute between Mr. Roesslein and NI that led to this decision. Upon completion of Mr. Roesslein’s current term as director, the authorized number of directors on the Board will be reduced to eight members, with three directors in each of Class I and Class III and two directors in Class II.
The terms of office of Class I directors Mr. James E. Cashman, III, Mr. Liam K. Griffin, and Mr. Eric H. Starkloff will expire at the 2022 annual meeting and the terms of office of Class II directors Mr. Michael E. McGrath and Mr. Alexander M. Davern will expire at the 2023 annual meeting.
Under the listing requirements of the Nasdaq Stock Market (“Nasdaq”), a majority of the Board must be comprised of independent directors. The Board has determined that each of Mr. Cashman, Ms. Delly, Dr. Fettweis, Mr. Griffin, Ms. Le, Mr. McGrath, and Mr. Roesslein is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Exchange Act.
Vote Required; Recommendation of the Board of Directors
Directors shall be elected by a plurality of the votes. Each stockholder will be entitled to vote for three nominees and the three nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote in the election of directors, shall be elected to the Board. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum. Cumulative voting is not permitted by NI’s Certificate of Incorporation.
Under NI’s Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of “withhold” votes from his or her election than votes “for” such election, shall promptly tender his or her resignation following certification of the stockholder vote. In such event, the Nomination & Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes. In making this recommendation, the Nomination & Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons why stockholders withheld votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to NI, whether by accepting such resignation NI will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of NI and its stockholders.
The Board will act on the Nomination & Governance Committee’s recommendation no later than 90 days following its receipt of such recommendation. In considering the Nomination & Governance Committee’s recommendation, the Board will consider the factors considered by the Nomination & Governance Committee and such additional information and factors the Board believes to be relevant.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s nominees named below. If any nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not currently expected that any nominee will be unable or will decline to serve as a director.
The Board of Directors unanimously recommends a vote “FOR” the nominees listed below.
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Nominees for Election at the Annual Meeting
The Nomination & Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the three individuals set forth in the table below for nomination by our full Board. Based on such recommendation, our Board nominated such directors for election at the Annual Meeting. The Board has determined that Ms. Gayla J. Delly, Dr. Gerhard P. Fettweis, and Ms. Duy-Loan T. Le are each independent under applicable Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, current principal occupation and business experience.
Gayla J. Delly, 61 - Director since March 2020; Former Chief Executive Officer of Benchmark Electronics, Inc.

Business Experience: Ms. Delly served as Chief Executive Officer of Benchmark Electronics Inc. (“Benchmark”), a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments from January 2012 to September 2016 and served on the board of directors of Benchmark from 2011 to September 2016. At Benchmark, she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Ms. Delly is a certified public accountant and was a senior audit manager at KPMG before joining Benchmark. Ms. Delly serves as an independent director of Broadcom Inc., a public company, and is a member of its Audit Committee and Nominating and Corporate Governance Committee. Since January 2008, Ms. Delly has served as an independent director of Flowserve Corporation, a public company, and serves as a member of its Organization and Compensation Committee and its Corporate Governance & Nominating Committee. Ms. Delly served as chair of Flowserve’s audit committee from 2015 to May 2019. Ms. Delly received her bachelor’s degree in Accounting from Samford University.

The Board concluded that Ms. Delly should serve as a director because of her leadership experience in senior executive and financial management positions, her international manufacturing experience, her education and experience as an accounting professional, as well as her public company board and committee experience. She currently serves as a member of our Audit Committee and our Nomination & Governance Committee.

Gerhard P. Fettweis, PhD, 58 - Director since March 2016; Vodafone Chair Professor at the Technical University of Dresden.

Business Experience: Since September 1994, Dr. Fettweis has served as the Vodafone Chair Professor of Electrical Engineering at the Technical University of Dresden, where his research focuses on next generation wireless systems. In connection with that role, he has spun-out twelve startup companies from the university. From August 2015 to February 2016, he served as a visiting professor at the University of California at Berkeley and as a senior researcher at the International Computer Science Institute. Dr. Fettweis is a member of the German National Academy of Science and Engineering and a fellow of the Institute of Electrical and Electronics Engineers (“IEEE”). He has received numerous awards recognizing his contributions in the field of electrical engineering. Dr. Fettweis has authored or co-authored two books and is listed as an inventor on over thirty issued patents. Dr. Fettweis received his Dipl.-Ing. in Electrical Engineering in 1986 and his PhD in Electrical Engineering in 1990, each from Aachen University of Technology.

The Board concluded that Dr. Fettweis should serve as a director because of his strong technical background and extensive knowledge in electrical engineering, as well as his experience in science, technology and business. Additionally, he is very involved in the scientific community and has leadership and management experience through his role as the Vodafone Chair Professor at the Technical University of Dresden. He currently serves as a member of our Audit Committee and a member of our Compensation Committee.

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Duy-Loan T. Le, 58 - Director since September 2002; Former Senior Fellow of Texas Instruments, Inc.

Business Experience: Ms. Le retired in July 2017 from Texas Instruments Inc. (“TI”), one of the leading semiconductor companies in the world. Ms. Le was elected Senior Fellow in 2002 and is the only woman in TI’s history elected to this highest Fellow rank. She held various leadership positions at TI, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le led all aspects of execution for advanced technology nodes, including silica technology development, design, assembly and test, productization, qualification, release to market, high volume ramp, and quality and reliability assurance. She has experience opening international offices and developing engineering talent for the TI business. Ms. Le has been awarded 24 patents. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston. Ms. Le is currently a member of the board of directors of Ballard Power Systems, a publicly traded company; CREE, Inc., a publicly traded company; and Atomera, Inc., a publicly traded company.

The Board concluded that Ms. Le should serve as a director because she has extensive experience managing platform-based product development and is a results-oriented and highly accomplished technology executive with extensive experience in various aspects of semiconductor design and manufacture, including operations, research and development, product launch, customer interfacing, foundry partnership, and supply chain management while at TI. She also managed global R&D centers for TI, and these centers span multiple countries, disciplines, businesses, and organizations across TI. She has over 20 years of process manufacturing experience. These skills and knowledge are relevant for NI’s business. She serves as Chair of our Compensation Committee and a member of our Nomination & Governance Committee.

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INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE
CONTINUE AFTER THE ANNUAL MEETING
The following sets forth information concerning the other directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, current principal occupation and business experience.
Michael E. McGrath, 71 - Director since May 2014; Former Chief Executive Officer of i2 Technologies and Pittiglio Rabin Todd & McGrath, Business Strategy Consultant.

Business Experience: Mr. McGrath is an experienced executive, director, entrepreneur and author. His areas of expertise include strategy, product development, decision-making techniques, supply chain, and autonomous vehicles. He served as a director of i2 Technologies, a public company and supply chain management and software services vendor, from September 2004 to May 2008, and as its CEO and President from February 2005 to July 2007. He served on the board of directors of Entrust, Inc., a public company, from February 2007, and as Chairman of the Board starting in November 2008, until the company was sold in July 2009. He served as executive chairman of the board of The Thomas Group, a public company, from February 2008 to March 2012, and as acting CEO for a period of time. The Thomas Group filed for bankruptcy protection in March 2012. He also served on the board of Sensable Technologies from 2000 until 2009 and served on the board of Revolution Analytics from 2014 until 2015. He was a founder and the Chief Executive Officer of Pittiglio Rabin Todd & McGrath, a global management consulting firm, for 28 years, retiring from the firm in July 2004. Mr. McGrath is the author of Autonomous Vehicles: Opportunities, Strategies, and Disruptions; Product Strategy for High-Technology Companies; Business Decisions! and other books. Mr. McGrath received his bachelor’s degree in Computer Science from Boston College, and his master’s degree in Business Administration from Harvard Business School.

The Board concluded that Mr. McGrath should serve as a director because he has an extensive background in product development strategy, strategic product marketing, and software services. Having served as CEO of i2 Technologies, a vendor of supply chain management software, he has knowledge of software systems, experience selling into corporate opportunities, and experience developing large accounts. In particular, he has experience with management functions including software marketing and sales force management activities, and software development. He is an experienced consultant and author with knowledge of cloud computing and smartmobile applications, which are relevant for NI’s business. Mr. McGrath currently serves as our Chair of the Board as well as a member of our Audit Committee and Chair of our Nomination & Governance Committee.

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James E. Cashman, III, 67 - Director since March 2019; Former Board Chairman of ANSYS, Inc; Former President and Chief Executive Officer of ANSYS, Inc.

Business Experience: Mr. Cashman was Chairman from January 2017 through April 2019 of ANSYS Inc., an engineering simulation software company. Prior to becoming Chairman of ANSYS, Mr. Cashman was the Chief Executive Officer and a director of ANSYS from February 2000 through December 2016. Prior to his general management role with ANSYS, Mr. Cashman served as Senior Vice President of Operations of ANSYS from September 1997 to April 1999. He also served from 1995 to 1997, as Vice President of Marketing and International Operations at PAR Technology Corporation, a computer software and hardware company, and from 1992 to 1994, he was Vice President of Product Development and Marketing at Metaphase Technology, Inc., a product data management company, which was a joint venture of Structural Dynamics Research Corporation and Control Data Systems. From 1976 to 1992, he worked in various sales and technical positions at Structural Dynamics Research Corporation, a computer-aided design company. Mr. Cashman holds a bachelor’s degree in Mechanical Engineering and a master’s degree in Business Administration, both from the University of Cincinnati. Mr. Cashman is a director of Certara, Inc., a publicly traded company, and is a member of its Audit Committee.

The Board concluded that Mr. Cashman should serve as a director because he brings a wealth of experience in the areas of technical, financial, operations and sales management and has been key to the success of numerous computer-aided design, product data management, transaction processing, and computer-aided engineering companies. In each role, Mr. Cashman has focused on developing clarity-of-vision and giving appropriate guidance to provide strong leadership. He serves as a member of our Audit Committee and a member of our Nomination & Governance Committee.

Alexander M. Davern, 54 - Director since January 2017; Former Chief Executive Officer of NI.

Business Experience: Mr. Davern joined NI in February 1994 and served as Chief Executive Officer from January 2017 to February 2020. He previously served as President from January 2017 to October 2018. He served as Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer from October 2010 to December 2016. Mr. Davern also served as NI’s Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer from December 2002 to October 2010; as Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and previously as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland. Mr. Davern is a director of Cirrus Logic, Inc., a publicly traded company, and is chair of its Audit Committee.

The Board concluded that Mr. Davern should serve as a director because of his former role as NI’s Chief Executive Officer and because he has held other executive officer positions with NI for over 20 years. In these roles, Mr. Davern has gained extensive knowledge of NI’s business, financial and operations matters, and the Board believes that Mr. Davern is well suited to help define and execute NI’s corporate strategy. Mr. Davern has strong expertise in governance matters.

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Liam K. Griffin, 54 - Director since March 2019; President, Chief Executive Officer and Director of Skyworks Solutions, Inc.

Business Experience: Mr. Griffin is President and Chief Executive Officer and a director of Skyworks Solutions, Inc. (“Skyworks”). Prior to his appointment as Chief Executive Officer and to the board of directors of Skyworks in May 2016, he had served as President of Skyworks since May 2014. Mr. Griffin also served in the following positions at Skyworks: from November 2012 to May 2014, as Executive Vice President and Corporate General Manager, from May 2011 to November 2012, as Executive Vice President, High Performance Analog, and from August 2001 to May 2011, as Senior Vice President of Sales and Marketing. He also served from 1995 to 2001 as Vice President of North American Sales and then Vice President of Worldwide Sales at Vectron International, a division of Dover Corporation. Prior to that, Mr. Griffin was a Marketing Manager at AT&T Microelectronics, Inc. and a Product and Process Engineer at AT&T Network Systems. Mr. Griffin holds a bachelor’s degree in Mechanical Engineering from the University of Massachusetts-Amherst and a master’s degree in Business Administration from Boston University. He previously served as a director of Vicor Corporation, a publicly traded company, from 2009 to 2019.

The Board concluded that Mr. Griffin should serve as a director because of his breadth of leadership experience and in-depth understanding of the semiconductor industry and its competitive landscape gained through serving in several different executive positions at Skyworks over the past 15 years. His service as a director for Vicor Corporation gives Mr. Griffin added perspective as to the challenges confronting public technology companies. In considering the independence of Mr. Griffin, it was noted that Mr. Griffin is Chief Executive Officer, President and a director of Skyworks and that NI has a commercial relationship with Skyworks and received revenue of approximately $2,005,290 from sales to Skyworks in the ordinary course of business for the year ended December 31, 2020. Given the relative size of the businesses of NI and Skyworks, it was determined that such relationship was not a “material interest” under applicable SEC and Nasdaq regulations. He serves as a member of our Compensation Committee and a member of our Nomination & Governance Committee.

Eric H. Starkloff, 46 - Director since February 2020; President and Chief Executive Officer of NI.

Business Experience: Mr. Starkloff joined NI in July 1997 and has served as President and Chief Executive Officer since February 2020. Previously, Mr. Starkloff served as President and Chief Operating Officer from October 2018 to February 2020. He has also served as Executive Vice President, Global Sales and Marketing from February 2014 to October 2018; Senior Vice President of Marketing from April 2013 to January 2014; Vice President of Marketing from November 2010 to March 2013; and Vice President of Product Marketing from October 2008 to October 2010. During his tenure at NI, Mr. Starkloff has also held the positions of Director of Product Marketing; Product Marketing Manager; and Applications Engineer. Mr. Starkloff received his bachelor’s degree in Electrical Engineering from the University of Virginia.

The Board concluded that Mr. Starkloff should serve as a director because he is NI’s President and Chief Executive Officer and has held other positions with NI for over 24 years. In these roles, Mr. Starkloff has gained extensive knowledge of NI’s business, financial and operations matters, and the Board believes that Mr. Starkloff is well suited to help define and execute NI’s corporate strategy.

There is no family relationship between any of our directors, director nominees or executive officers (which we define as those persons designated by the Board from time to time as officers as defined in Rule 16a-1(f) under the Exchange Act, and referred to herein as “Executive Officers”).
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the Named Executive Officers as defined and set forth in the Summary Compensation Table under “Executive Compensation,” (iii) by each director and director nominee, and (iv) by all directors and Executive Officers as a group:
Name of Person or Entity	Number of Shares of Common Stock Beneficially Owned(1)	Approximate Percentage Owned(2)
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, Maryland 21202	20,869,442	15.86%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	12,661,502	9.62%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	11,586,378	8.80%
Janus Henderson Group PLC(6) 201 Bishopsgate United Kingdom EC2M 3AE	9,409,156	7.15%
Eric H. Starkloff(7)	117,593	*%
Karen M. Rapp(8)	44,581	*%
Scott A. Rust(9)	44,023	*%
Jason E. Green(10)	39,556	*%
Carla Pineyro Sublett(11)	688	*%
Alexander M. Davern(12)	278,204	*%
Charles J. Roesslein(13)	114,358	*%
Duy-Loan T. Le(14)	112,129	*%
Michael E. McGrath(15)	35,446	*%
Gerhard P. Fettweis(16)	22,676	*%
James E. Cashman, III(17)	10,622	*%
Liam K. Griffin(18)	10,622	*%
Gayla J. Delly(19)	5,943	*%
All Executive Officers and directors as a group (13 persons)(20)	843,864	*%
*	Represents less than 1% of the outstanding shares of our common stock.
(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)
For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 131,607,036 shares of common stock outstanding on March 15, 2021, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 15, 2021, including time-based restricted stock units (“RSUs”).

(3)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 16, 2021, reflecting beneficial ownership as of December 31, 2020. The Schedule 13G/A states that T. Rowe Price Associates, Inc. and/or its subsidiaries have sole voting power with respect to 7,386,971 shares of common stock and sole dispositive power with respect to 20,869,442 shares of common stock.

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(4)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on January 29, 2021, reflecting beneficial ownership as of December 31, 2020. The Schedule 13G/A states that BlackRock, Inc. and/or its subsidiaries have sole voting power with respect to 11,710,882 shares of common stock and sole dispositive power with respect to 12,661,502 shares of common stock.

(5)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 10, 2021, reflecting beneficial ownership as of December 31, 2020. The Schedule 13G/A states that The Vanguard Group and/or its subsidiaries have shared voting power with respect to 83,005 shares of common stock, sole dispositive power with respect to 11,398,983 shares of common stock and shared dispositive power with respect to 187,395 shares of common stock.

(6)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 11, 2021, reflecting beneficial ownership as of December 31, 2020. The Schedule 13G/A states that Janus Henderson Group PLC and/or its subsidiaries have shared voting power with respect to 9,409,156 shares of common stock and shared dispositive power with respect to 9,409,156 shares of common stock.

(7)	Includes 33,775 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. Starkloff.
(8)	Includes 19,554 shares subject to RSUs which vest within 60 days of March 15, 2021 for Ms. Rapp.
(9)	Includes 19,594 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. Rust.
(10)	Includes 15,698 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. Green.
(11)	Ms. Pineyro Sublett resigned effective February 1, 2021. The number of shares held is as of the date of resignation, and NI is not aware of any changes to such shareholdings since February 1, 2021.
(12)	Includes 3,556 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. Davern.
(13)	Includes 5,644 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. Roesslein.
(14)	Includes 5,644 shares subject to RSUs which vest within 60 days of March 15, 2021 for Ms. Le.
(15)	Includes 5,644 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. McGrath.
(16)	Includes 5,644 shares subject to RSUs which vest within 60 days of March 15, 2021 for Dr. Fettweis.
(17)	Includes 5,690 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. Cashman.
(18)	Includes 5,690 shares subject to RSUs which vest within 60 days of March 15, 2021 for Mr. Griffin.
(19)	Includes 5,943 shares subject to RSUs which vest within 60 days of March 15, 2021 for Ms. Delly.
(20)	Includes 138,276 shares subject to RSUs which vest within 60 days of March 15, 2021.
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CORPORATE GOVERNANCE
Board Meetings and Committees
The Board held a total of 11 meetings during 2020. The Board has a standing Audit Committee, Compensation Committee, and Nomination & Governance Committee.
During 2020, all directors attended 100% of the meetings of the Board and committees of the Board on which he or she served. NI encourages, but does not require, its Board members to attend NI’s annual meeting of stockholders. In 2020, all of our directors other than Mr. Griffin attended our first virtual annual stockholder meeting.
Board Leadership Structure
In September 2018, the Board appointed Mr. McGrath, an independent member of the Board, as Chair of the Board. In such role, Mr. McGrath is responsible for coordinating the activities of the Board, chairing all meetings of the Board, developing agendas for such meetings, building a productive relationship between the Board and our President and Chief Executive Officer (“CEO”), and assisting the Board in fulfilling its oversight responsibilities of our strategy, risk oversight and succession planning. The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. The Board also believes that the separation of the Chair and our President and CEO roles allows the President and CEO to focus his time and energy on operating and managing NI, while leveraging the Chair’s experience and perspectives. The Board periodically reviews its leadership structure to determine whether it continues to best serve NI and its stockholders.
Our Board oversees risk management in a number of ways, including the potential impact of COVID-19 on enterprise risk and crises response. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties, and in 2020, reviewed the potential impact of COVID-19 on our auditing functions. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for our executive officers and other employees. The full Board receives an annual report with respect to our enterprise risk management process. In addition, the full Board receives reports on various risk related items at each of its regular meetings including risks related to our manufacturing operations, cybersecurity, trade compliance, intellectual property, taxes, products, employees, and the overarching impact of the COVID-19 pandemic. Finally, the full Board also receives periodic reports on our efforts to manage such risks through safety measures, insurance or self-insurance.
Communications to the Board of Directors
Stockholders may communicate with any member or members of the Board by mail addressed to the Chair, any other individual member or members of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board will be reviewed by our Chief Legal Officer, Senior Vice President and Secretary or his designee, who will forward such correspondence to the appropriate member or members of the Board.
Audit Committee
The Audit Committee, which currently consists of directors Charles J. Roesslein (Chair), James E. Cashman, III, Gayla J. Delly, Gerhard P. Fettweis, and Michael E. McGrath, met five times during 2020. The Audit Committee appoints, compensates, retains and oversees the engagement of our independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of our consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee maintains free and open communication with our independent registered public accounting firm and the internal audit department, overseeing the internal audit function and our management team. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews our compliance with matters relating to environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures to promote and protect employee reporting of (i) suspected fraud or wrongdoing relating to accounting, auditing or financial reporting matters and (ii) complaints and concerns regarding a violation of the federal securities laws,
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including (A) receiving, retaining and addressing complaints received by NI relating to such matters, (B) enabling employees to submit on a confidential and anonymous basis any concerns regarding such matters, and (C) protecting reporting employees from retaliation. The Board believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The Board has determined that each of Mr. Cashman, Ms. Delly, Mr. McGrath, and Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at https://investor.ni.com/corporate-governance.
Nomination & Governance Committee
The Nomination & Governance Committee, which currently consists of directors Michael E. McGrath (Chair), James E. Cashman, III, Gayla J. Delly, Liam K. Griffin, and Duy-Loan T. Le, met four times during 2020. The Board believes that each member of the Nomination & Governance Committee is an “independent director” as that term is defined by the Nasdaq listing standards. The Nomination & Governance Committee recommends to the Board the selection criteria for board members, compensation of outside directors (with advice from Compensia, Inc., a national independent compensation consulting firm (“Compensia”), also engaged by the Compensation Committee), appointment of board committee members and committee chairpersons, and develops board governance principles.
The Nomination & Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination & Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination & Governance Committee also considers issues of diversity, such as education, gender, professional experience, membership in a minority or underrepresented community, and differences in viewpoints and skills. The Nomination & Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nomination & Governance Committee believe that it is important that the members of the Board represent diverse viewpoints. The Nomination & Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination & Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.
The Nomination & Governance Committee engaged Trewstar Corporate Board Services (“Trewstar”), an executive search firm, to assist the committee in identifying and evaluating potential nominees. As part of its engagement, Trewstar identified Gayla J. Delly as a potential candidate for director in 2020, and our Nomination & Governance Committee recommended that the Board appoint Ms. Delly as a member of our Board, and Ms. Delly became a member of our Board in March 2020. The charter of the Nomination & Governance Committee is available on NI’s website at https://investor.ni.com/corporate-governance.
Compensation Committee
The Compensation Committee, which currently consists of directors Duy-Loan T. Le (Chair), Gerhard P. Fettweis, Liam K. Griffin, and Charles J. Roesslein, met five times during 2020. The Board believes that each member of the Compensation Committee is an “independent director” as that term is defined by applicable SEC rules and the Nasdaq listing standards. The charter of the Compensation Committee is available on our website at https://investor.ni.com/corporate-governance.
Under the terms of its charter, the Compensation Committee recommends the compensation of our CEO to the independent members of the Board for approval, evaluates the performance of our Executive Officers, and establishes the salaries, equity awards, and cash bonus compensation of these Executive Officers. The Compensation Committee also periodically examines our compensation structure to evaluate whether we are rewarding our Executive Officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to management and our Board. The Compensation Committee also has oversight responsibility for our 2020 Equity Incentive Plan (the “2020 Incentive Plan”), 2015 Equity Incentive Plan (the “2015 Incentive Plan”), 2010 Incentive Plan (the “2010 Incentive Plan”), 2005 Incentive Plan (the “2005 Incentive Plan”), and Employee Stock Purchase Plan. The Board may by resolution prescribe additional authority and duties to the Compensation Committee.
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The Compensation Committee has engaged Compensia, an independent national consulting firm, to provide guidance to the committee on compensation matters. When establishing the salaries, equity awards, and cash bonus compensation for the Executive Officers, the Compensation Committee also considers the recommendations of our President and CEO, other than for himself. Our Senior Vice President and Chief People Officer also provides guidance to the Compensation Committee concerning compensation matters as they relate to all Executive Officers. The Compensation Committee works closely with management as required in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Our Senior Vice President and Chief People Officer regularly attends the meetings of the Compensation Committee and provides advice on compensation matters to the Compensation Committee. Neither our President and CEO nor any of the other Executive Officers participate in deliberations relating to his or her own compensation. Our Compensation Committee recommends to our Board who approves the salary of our President and CEO.
The Compensation Committee’s charter contains provisions providing for the delegation of its duties to the committee chair or any subcommittees when appropriate. The Compensation Committee’s charter also permits the delegation of authority to one or more Executive Officers to make equity grants to employees or consultants who are not directors or Executive Officers.
For a discussion of the Compensation Committee’s utilization of compensation consultants, see “Executive Compensation—Compensation Discussion and Analysis.”
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are set forth in the “Corporate Governance — Compensation Committee” section of this Proxy Statement and do not include any Executive Officers or former Executive Officers. During 2020, no Executive Officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee. During 2020, no Executive Officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of our Board.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
NI had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2020 and has no such related party transaction currently proposed.
Policy and Procedures for Review, Approval, or Ratification of Related Party Transactions
Pursuant to its written charter, the Audit Committee is responsible for reviewing our policies relating to the avoidance of conflicts of interests and past or proposed transactions between NI, members of our Board, and management. We consider “related person transactions” to mean all transactions involving a “related person,” which under SEC rules means an Executive Officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.
In any transaction involving a related person, our Audit Committee would consider the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related person; the risks, costs and benefits of the transaction to NI; whether any alternative transactions or sources for comparable services or products are available; and, in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on such director’s independence.
After considering such facts and circumstances, our Audit Committee determines whether approval, ratification or rescission of the related person transaction is in our best interests. Our Audit Committee believes that all employees and directors should be free from conflicting interests and influences of such nature and importance as would make it difficult to meet their applicable fiduciary duties and loyalty to NI, and reviews all related party transactions against the foregoing standard.
Our written policies and procedures for review, approval or ratification of transactions that pose a conflict of interest, including related person transactions, are set forth in our Code of Ethics, which contains, among other policies, a conflicts of interest policy for all employees, including our Executive Officers, and a conflicts of interest policy for non-employee directors.
Under our written conflicts of interest policy applicable to all employees, including our Executive Officers, our employees are required to disclose to our legal department any relationship, association, activity, or other circumstance or situation that could create a conflict of interest. In addition, employees, including our Executive Officers, are required to disclose to our legal department enumerated facts related to certain (1) financial interests held in entities that trade with or compete against NI; (2) outside services provided to persons or entities that trade with or compete against NI; (3) personal and familial relationships with persons that trade with NI in their personal capacity or through their affiliation with an entity; and (4) loans offered by or accepted from persons or entities that trade with or compete against NI. While we provide examples of potential conflicts of interest, the policy expressly states that examples are illustrative only and each employee should report any circumstance which could be construed to interfere actually or potentially with loyalty to NI. Potential conflicts of interests disclosed pursuant to the conflicts of interest policy for employees are reviewed first by the legal department and then resolved with the assistance of legal counsel, as appropriate. Resolutions of these disclosures require the approval of (1) an organizational Vice President, where a disclosure involves a subordinate employee within his or her organization, (2) our President and Chief Executive Officer and Chief Legal Officer, where a disclosure involves an employee with the title of organizational Vice President (or equivalent) or above, excluding employees designated as Executive Officers, or (3) the Audit Committee,
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where a disclosure involves an Executive Officer. Our Chief Legal Officer reports disclosures to the Audit Committee where both of the following are true: (a) the disclosure was resolved by NI waiving an actual or potential conflict of interest and (b) such resolution required the approval of the CEO and Chief Legal Officer.
The written conflicts of interest policy applicable to all non-employee directors is substantially similar to the conflicts of interest policy applicable to employees, with the exception that every non-employee director is required to report potential conflict of interest situations to the Audit Committee, which is responsible for making the determination as to whether there exists any conflict of interest or relationship which violates such policy. If the Audit Committee determines that a conflict of interest exists, the non-employee director involved will be required to dispose of the conflicting interest to the satisfaction of the Audit Committee.
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BOARD COMPENSATION
Determining Compensation for Non-Employee Directors in 2020
The Board, upon the recommendation of the Nomination & Governance Committee, sets non-employee director compensation with the goal of retaining members of our Board and attracting qualified persons to serve as members of our Board. In developing its recommendations, the Nomination & Governance Committee consults with Compensia, an independent national compensation consulting firm engaged by our Nomination & Governance Committee, to advise on compensation matters. The Nomination & Governance Committee considers director compensation at comparable publicly traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.
The compensation of non-employee members of the Board for the fiscal year ended December 31, 2020 is set forth in the table below.
DIRECTOR COMPENSATION
FOR FISCAL YEAR ENDED DECEMBER 31, 2020
Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
James E. Cashman, III	$75,000	$174,982	$249,982
Gayla J. Delly	59,917	349,964	409,881
Gerhard P. Fettweis	77,500	174,982	252,482
Liam K. Griffin	72,500	174,982	247,482
Duy-Loan T. Le	85,000	174,982	259,982
Michael E. McGrath	185,000	174,982	359,982
Charles J. Roesslein	95,500	174,982	270,482
(1)
Mr. Davern is a Named Executive Officer (as defined below) for 2020 and his compensation as a director is fully reflected in the “Summary Compensation Table” set forth in the “Compensation Discussion and Analysis” below.

(2)
The amounts included in the table for stock awards represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with ASC 718. The grant date fair value of each award is expensed monthly based on the estimated vesting period of the corresponding grant. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. On April 29, 2020, Mr. Cashman, Ms. Delly, Dr. Fettweis, Ms. Le, Mr. McGrath, Mr. Griffin, and Mr. Roesslein, were each granted 4,457 RSUs (the “2020 Director Grants”). The grant date fair value of each 2020 Director Grant was based on the April 28, 2020 closing price of $39.26 per share and vest on May 1, 2021, which is the one-year anniversary of the vesting commencement date. In connection with Ms. Delly’s initial appointment to the Board, she was granted an additional 4,457 RSUs on April 29, 2020, which vest over a three-year period with 1/3rd of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1, 2020. This introductory RSU award granted to Ms. Delly had the same grant date fair value as the 2020 Director Grants. As of December 31, 2020, Dr. Fettweis, Ms. Le, Mr. McGrath, and Mr. Roesslein, each had 5,644 outstanding and unvested RSUs. As of December 31, 2020, Mr. Cashman and Mr. Griffin each had 6,923 outstanding and unvested RSUs. As of December 31, 2020, Ms. Delly had 8,914 outstanding and unvested RSUs.

Discussion of Director Compensation
The 2020 annual compensation for our non-employee directors was comprised of cash compensation in the form of an annual retainer, committee chair retainer, committee membership retainer, independent board chair retainer and equity compensation in the form of RSUs. Each of these components is described below. Employee members of our Board do not receive any additional compensation for service as a member of the Board. Accordingly, Mr. Starkloff did not receive any compensation for his service on the Board in 2020.
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Annual Board/Committee Retainer Fees
For 2020, our non-employee directors received cash compensation for membership on the Board and committees, committee chair positions, and the independent Board chair position. Specifically, non-employee directors receive an annual cash retainer of $60,000 per year, plus $10,000 per year for membership on the Audit Committee, $7,500 per year for membership on the Compensation Committee, and $5,000 per year for membership on the Nomination & Governance Committee. In addition, the chairpersons of the Audit Committee, Compensation Committee and Nomination & Governance Committee receive an additional $25,000, $20,000 and $15,000 per year, respectively. The independent Board chair receives an additional $100,000 per year for his service. All cash compensation is paid in quarterly installments.
The Board, in its discretion, may pay an overnight meeting fee or special meeting fee for extended meetings, not to exceed $2,000 per day. Employee members of our Board do not receive any additional compensation for service as a member of our Board.
Non-Employee Director Reimbursement Practice
Non-employee members of our Board are reimbursed for travel and other out-of-pocket expenses connected to service as a member of our Board.
Restricted Stock Unit Awards
Non-employee members of our Board are eligible to receive awards of RSUs under our equity incentive plans. On April 29, 2020, each non-employee member of our Board received an annual grant of RSUs equal to $175,000 (based on the closing price of our common stock on the day immediately preceding the date of grant) with a one-year vesting schedule. Mr. Cashman, Ms. Delly, Dr. Fettweis, Mr. Griffin, Ms. Le, Mr. McGrath, and Mr. Roesslein were each granted 4,457 RSUs (the “2020 Director Grants”) under our 2015 Incentive Plan. The grant date fair value of each 2020 Director Grant was based on the closing price of our common stock on the day prior to the date of grant on April 28, 2020 of $39.26 per share and vest on May 1, 2021.
In addition, as of April 29, 2020, new non-employee members of our Board were eligible to receive a one-time initial introductory grant of RSUs equal to $175,000 (based on the closing price of our common stock on the day immediately preceding the date of grant) with a three-year vesting schedule. Accordingly, in connection with Ms. Delly’s initial appointment to the Board, on April 29, 2020, she was granted an additional 4,457 RSUs based on the closing price of our common stock on April 28, 2020, the day prior to the grant date, of $39.26. This introductory RSU award granted to Ms. Delly vests over a three-year period with one-third of the RSUs vesting on May 1 of each year.
On July 29, 2020, the Nomination & Governance Committee determined to recommend to the full Board that Mr. Davern, who resigned from his position as a strategic advisor and ceased to be an employee as of May 5, 2020, be granted a pro-rated annual non-employee director RSU award of $131,250 (based on the closing price of our common stock on the day immediately preceding the date of grant), which was equal to 3,556 RSUs. These RSUs were granted pursuant to our 2020 Incentive Plan and vest 100% on the one-year anniversary of the vesting commencement date of May 1, 2020. The grant date fair value of the Mr. Davern’s RSU grant was based on the July 28, 2020 closing price of $36.91 per share.
In July 2020, after consideration of data and information provided by Compensia, our Nomination & Governance Committee reviewed the equity compensation for the non-employee members of our Board, and determined to terminate the practice of granting a one-time introductory grant of RSUs to new non-employee members of our Board. The Nomination & Governance Committee recommended to the Board, and the Board approved, that, going forward, both incumbent and new non-employee members of the Board will receive only a single annual grant of RSUs equal to $175,000 (based on the 30-day look back of the closing price of our common stock on the day immediately preceding the date of grant) with a one-year vesting schedule.
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EXECUTIVE OFFICERS
The following table sets forth information concerning the persons currently serving as Executive Officers of NI, including information as to each Executive Officer’s current age, position with NI, and business experience. Executive Officers of NI serve at the discretion of the Board.
Name of Executive Officer	Age	Position
Eric H. Starkloff	46	President and Chief Executive Officer
Karen M. Rapp	53	Executive Vice President, Chief Financial Officer
Jason E. Green	48	Chief Revenue Officer and Executive Vice President, Portfolio Business Unit
Scott A. Rust	54	Senior Vice President, Global Research & Development
Ritu Favre	52	Executive Vice President and General Manager of Semiconductor and Electronics; Aerospace, Defense, and Government; and Transportation Business Units
See “Proposal One: Election of Directors” for additional information with respect to Mr. Starkloff.
Karen M. Rapp joined NI in May 2017 and currently serves as Executive Vice President and Chief Financial Officer. Prior to February 1, 2021, Ms. Rapp also served as our Treasurer. Prior to joining NI, Ms. Rapp served as Senior Vice President of Corporate Development of NXP Semiconductors N.V. (“NXP”), a Dutch global semiconductor manufacturer, after NXP acquired Freescale Semiconductor in December 2015. Prior to NXP's acquisition, Ms. Rapp worked at Freescale beginning in April 2010 and held several leadership positions at Freescale with increasing responsibility, including Vice President and Chief Information Officer, Director of Operations and Finance, Global Sales and Marketing, Director of Finance, Supply Chain and Director of Finance, Continuous Development. Ms. Rapp holds a bachelor’s degree in Finance from Northern Illinois University and a master’s degree in Business Administration from the University of Texas at Austin. Ms. Rapp currently serves as a director of Plexus Corp. and Microchip Technology, Incorporated, both publicly traded companies.
Jason E. Green joined NI in September 2015 and currently serves as Chief Revenue Officer and Executive Vice President, Portfolio Business Unit and previously served as Senior Vice President, Global Sales, Support, Services, and Operations from January 2019 to January 2021. He previously served as Senior Vice President, Global Sales from May 2018 to December 2018 and as Vice President, Regional Sales, Americas from September 2015 to April 2018. Prior to joining NI, Mr. Green worked at Maxim Integrated Products, Inc. from 1995 to 2015 where he served as Vice President of Americas sales and applications and was responsible for many of the company’s largest global customers. Mr. Green holds a bachelor’s degree in Business Administration with a minor in Economics from the University of Florida.
Scott A. Rust joined NI in 1990 and currently serves as Senior Vice President, Global Research & Development. He previously served as NI’s Vice President of Research and Development Test Systems from July 2013 to January 2014; as NI’s Vice President of Research and Development in Penang, Malaysia from January 2011 to July 2013; as Vice President of Research and Development of Modular Instruments from October 2008 to December 2010; as Director of Modular Instruments from March 2003 to September 2008; as Software Section Manager from October 2000 to March 2003; as Group Manager from October 1996 to October 2000; as Marketing Manager of Test and Measurement Software from August 1991 to September 1996; and as Applications Engineer from June 1990 to July 1991. Mr. Rust received his bachelor’s degree in Electrical Engineering from Texas A&M University.
Ritu Favre joined NI in July 2019. In January 2021, Ms. Favre was promoted to the position of Executive Vice President and General Manager of the Semiconductor and Electronics; Aerospace, Defense, and Government; and Transportation Business Units. Prior to her promotion, Ms. Favre was Senior Vice President and General Manager of the Semiconductor Business Unit from July 2019 to January 2021. Prior to joining NI, Ms. Favre worked as Chief Executive Officer at NEXT Biometrics from February 2017 to July 2019. From May 2014 to October 2016, Ms. Favre served as Senior Vice President and GM of the Biometrics Products Division at Synaptics, Inc. and served in various roles at Motorola and Freescale Semiconductor from June 1988 to May 2014, including Senior Vice President and General Manager for RF from September 2012 to May 2014. Ms. Favre has served on the board of directors of Valmont Industries since September 2020 and previously served on the board of directors of Cohu, Inc., from January 2019 to May 2019. Ms. Favre holds a BS in Electrical Engineering and a Masters in Electrical Engineering from Arizona State University.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information regarding the 2020 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were our most highly-compensated Executive Officers, as well as our former principal executive officer (collectively, our “Named Executive Officers” or “NEOs”). The following discussion and analysis should be read in conjunction with the compensation tables contained elsewhere in this Proxy Statement. For 2020, our Named Executive Officers were, with their current titles, as applicable:
•	Eric H. Starkloff, President and Chief Executive Officer (our “President and CEO”);
•	Karen M. Rapp, Executive Vice President and Chief Financial Officer;
•	Jason E. Green, Chief Revenue Officer and Executive Vice President, Portfolio Business Unit;
•	Scott A. Rust, Senior Vice President, Global Research & Development;
•	Carla Pineyro Sublett[1], former Senior Vice President and General Manager, Portfolio Business Unit and Chief Marketing Officer; and
•	Alexander M. Davern, former Chief Executive Officer.
Executive Summary
This Compensation Discussion and Analysis outlines the material elements of our 2020 executive compensation program, provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and describes specific compensation decisions made during 2020 by our Compensation Committee for Executive Officers, including the key factors that the Compensation Committee considered in determining Executive Officers’ compensation.
Chief Executive Officer Transition During 2020
Effective February 1, 2020, Mr. Starkloff, our former President and Chief Operating Officer, was appointed as our Chief Executive Officer pursuant to an Executive Employment Agreement, dated October 28, 2019 (the “Starkloff Executive Employment Agreement”) and he continues to also serve as President. Mr. Starkloff replaced Mr. Davern as our Chief Executive Officer, and Mr. Davern continues to serve as a member of our Board. Effective January 31, 2020, Mr. Davern transitioned into a strategic advisory role to provide certain transition and advisory services pursuant to a Transition Agreement, dated October 28, 2019 (the “Davern Transition Agreement”). Pursuant to the Davern Transition Agreement, Mr. Davern’s role as a strategic advisor concluded on May 5, 2020, the date of our 2020 annual meeting of stockholders.
Say-on-Pay Vote and Performance-Based Restricted Stock Unit Awards
At our 2020 Annual Meeting of Stockholders, approximately 97% of the votes present and entitled to vote on the advisory vote for Named Executive Officer compensation (also known as the “Say-on-Pay” vote) voted in favor of the compensation of our Named Executive Officers. We view the Say-on-Pay vote as an opportunity to receive feedback from our stockholders about our executive compensation program. As set forth in more detail in the Introduction to this Proxy Statement, prior to our annual meetings of stockholders, we reach out to our major stockholders and engage with them on their views and concerns about our policies and practices, including our executive compensation.
Based on feedback we received from our stockholders in prior years, performance based restricted stock unit awards (“PRSUs”) represent 50% of the equity award value awarded to our Named Executive Officers, while the other 50% consist of restricted stock unit awards (“RSUs”). We have received favorable stockholder feedback with respect to granting PRSUs with relative metrics such as total shareholder return (“TSR”). We believe that our use of performance-based long term incentive compensation is important to strengthening the alignment between our Executive Officers’ compensation and creation of stockholder value, while also driving the achievement of our financial and operational goals.
[1]	Ms. Pineyro Sublett resigned from the company effective February 1, 2021.
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During 2020, the Compensation Committee made no material changes to our executive compensation program. See the Introduction to this Proxy Statement for additional information about our stockholder engagement.
2020 Business Highlights
Our business and financial condition was adversely impacted by the uncertainties caused by the COVID-19 global pandemic. Where possible, we took steps to minimize the impact across our organization, including steps related to our customers, employees, supply chain, and partner network, and demonstrated our ability to adapt to these challenges.
•	Revenue: We reported net sales of $1.29 billion, a 5 percent decrease from 2019.
•	Cash Generation: We generated annual cash flow from operations of $181 million. As of December 31, 2020, we held $320 million in cash and short-term investments.
•	Capital Deployment: In 2020, we returned over $185 million to our stockholders through dividends and share repurchases. We also acquired OptimalPlus, Ltd. for $365 million.
•
Product Portfolio: We continued to sharpen our focus on system-level automated test and automated measurement offerings in key growth areas, including semiconductor, transportation, and aerospace, defense, and government.

2020 Executive Compensation Highlights
In 2020, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:
•
Established the Executive Incentive Program – In January, adopted the Executive Incentive Program for Executive Officers (the “EIP”). The EIP replaced the Annual Incentive Program and the Annual Company Performance Bonus Program previously applicable to Executive Officers and serves as our short-term cash incentive plan for our Executive Officers.

•	Established Named Executive Officer Base Salaries – Approved annual base salary increases for our Named Executive Officers, other than our President and CEO, ranging from 4% to 11%.
•
Established Named Executive Officer Executive Incentive Program Targets – For our Executive Officers, other than our President and CEO, approved the key company financial and operational performance objectives, pre-established performance levels for each objective, and related payout levels (expressed as a percentage which increases or decreases with company performance) for cash incentive bonus opportunities pursuant to the EIP, and approved target cash incentive bonus opportunities ranging from 65% to 80% of the Named Executive Officer’s 2020 annual base salary, which, if paid at target, would result in an EIP payout for these Named Executive Officers of $260,260 to $460,000. In addition, the Compensation Committee approved transferring Mr. Green from a sales-based incentive compensation plan to the EIP. Our Board, based on the recommendations of the Compensation Committee, approved the same EIP key company financial and operational performance objectives for Mr. Starkloff, our President and CEO. Mr. Starkloff’s target cash incentive bonus opportunity for 2020 is set forth in his Executive Employment Agreement, which was amended on February 3, 2020, to reflect the adoption of the EIP. Our Board approved, at the recommendation of the Compensation Committee, a target cash incentive bonus opportunity equal to 135% of Mr. Starkloff’s 2020 annual base salary, which, if paid at target, would result in an EIP payout of $945,000.

•
Granted Named Executive Officer Equity Awards – Granted equity awards in the form of 50% RSUs and 50% PRSUs to be settled for shares of our common stock, in amounts ranging from target levels of $750,000 to $1,400,000 for our Named Executive Officers, other than our President and CEO. In addition, the Compensation Committee recommended to the independent members of our Board that an award of 75,000 RSUs and 75,000 PRSUs plus the equivalent of $2,000,000 in restricted stock awards (RSUs and PRSUs) be granted to Mr. Starkloff, upon becoming our CEO.

•
Revised Executive Incentive Program Payout Levels – In July, as a result of the economic impact of the COVID-19 pandemic on our business, reevaluated the design of the EIP to change the payout levels to help ensure we continue to reward our top leaders competitively. Based on guidance from its independent

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compensation consultant, the Compensation Committee revised the EIP to maintain most of the original payout levels but added a 25% and 40% payout level and removed the 175% and 200% payout levels, thereby reducing our Named Executive Officers’ total potential bonus payout at the maximum level from 200% to 150% of their 2020 target bonus amount and adding an opportunity for payout at the lower 25% and 40% payout levels. EIP payouts were based on the revised metrics.
CEO Compensation
Mr. Starkloff’s compensation as Chief Executive Officer was recommended by the Compensation Committee and approved by the independent members of the Board in October 2019. The Starkloff Executive Employment Agreement was amended on February 3, 2020 to conform Mr. Starkloff’s bonus structure to the then newly adopted EIP and sets forth Mr. Starkloff’s 2020 compensation as follows:
•	an annual base salary of $700,000;
•	a target incentive cash bonus opportunity under the EIP for 2020 equal to 135% of his annual base salary;
•
a one-time promotional RSU award for 75,000 shares of our common stock, scheduled to vest in equal installments annually over a three-year period commencing on February 1, 2020, subject to his continued service on each such vesting date;

•
a one-time promotional PRSU award for 75,000 shares (at target) of our common stock based on our TSR performance in relation to the performance of the Russell 2000 index (the “Index”) over a three-year performance period commencing on January 1, 2020, subject to his continued service on the vesting date of December 31, 2022; and

•
the equivalent of $2,000,000 in restricted stock awards, which were granted on April 29, 2020, and were comprised of 25,471 RSUs scheduled to vest in equal installments annually over a three-year period, and 25,471 PRSUs to be earned over a three-year performance period commencing January 1, 2020, based on our TSR performance in relation to the performance of the Index over the same three-year performance period, commencing January 1, 2020, and subject to his continued service on the vesting date of December 31, 2022.

Mr. Starkloff’s compensation is described further in the Summary Compensation Table and related charts below.
Former CEO Transition Agreement
In October 2019, the Compensation Committee and the independent members of our Board also established transition service compensation arrangements for Mr. Davern, our former CEO and current director, for the period of transition from January 31, 2020 to May 5, 2020, the date of our 2020 Annual Meeting of Stockholders. During this transition period, Mr. Davern continued to receive his 2019 base salary and benefits but was not eligible to participate in any bonus program during 2020. Pursuant to a separation agreement signed in conjunction with his transition, Mr. Davern’s time-based RSUs that were scheduled to vest prior to May 5, 2021 vested and all of Mr. Davern's unvested PRSUs were forfeited as of May 5, 2020. Mr. Davern’s health continuation coverage costs will continue to be paid through May 31, 2021.
Voluntary Base Salary Reductions
In 2020, our President and CEO, in response to the economic impact of the COVID-19 pandemic on our business, voluntarily reduced his base salary by 20%, and our other Named Executive Officers voluntarily reduced their base salaries by 10%. These voluntary reductions were in effect for the period of May 1, 2020 through September 30, 2020. None of these voluntary actions were at the request of the Compensation Committee.
Pay-for-Performance Discussion
Our 2020 executive compensation program consisted of base salary, the EIP in the form of an annual cash bonus opportunity, and long-term incentive compensation opportunities in the form of RSUs and PRSUs. The EIP metrics and payouts are closely linked to stockholder value creation through the achievement of our short-term and long-term financial, operational and strategic objectives.
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The 2020 pay mix for our President and CEO and our other Named Executive Officers was predominantly variable or “at risk.” As the following charts illustrate, the intended target value of his or her equity and cash awards, assuming the value per unit is equal to our common stock price on the grant date, for 2020, was 93% of our President and CEO’s target total direct compensation (defined as the sum of his 2020 base salary and target annual cash bonus opportunities under the EIP, and the intended target value of his equity awards), and 74% of our other Named Executive Officers average target total direct compensation, delivered in the form of variable or “at risk” compensation.

Further, long-term incentive compensation in the form of either RSUs or PRSUs represented 84% of our President and CEO’s target total direct compensation and 54% of the average target total direct compensation of our other Named Executive Officers.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
What We Do
•	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation practices.
•
Retain an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.

•	Annual Executive Officer Compensation Review. At least once a year, the Compensation Committee conducts a review of our Executive Officer compensation strategy.
•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our Executive Officers’ compensation is “at risk” based on corporate performance, because it is equity-based, to align the interests of our Named Executive Officers and stockholders.

•
Annual Compensation-Related Risk Assessment. We consider our compensation-related risk profile to ensure that our compensation-related risks do not create inappropriate or excessive risk and are not likely to have a material adverse effect on NI.

•
Stock Ownership Policy. We have adopted stock ownership guidelines for our Executive Officers and the non-employee members of our Board under which they must accumulate and hold, consistent with the terms of the guidelines, a number of shares of common stock equivalent to a multiple of their annual salary or retainer, as applicable.

•
“Double-Trigger” Compensation Arrangements in Connection with a Change in Control for Our President and Chief Executive Officer. In the event of a Change in Control (as defined in the Starkloff Executive Employment Agreement) of NI, our President and CEO would not receive compensation

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severance benefits pursuant to his employment agreement unless there is both (i) a Change in Control of NI and (ii) an involuntary termination of employment or resignation for Good Reason (also as defined in the Starkloff Executive Employment Agreement) within the three month period prior to the Change in Control or within 12 months following the Change in Control, frequently referred to as a “double-trigger” compensation arrangement. If a Change in Control would occur, subject to Mr. Starkloff executing and not revoking a release of claims in favor of NI and meeting other requirements in the Starkloff Executive Employment Agreement, Mr. Starkloff would receive his annual base salary for a period of 18 months and a lump sum equal to 100% of his EIP bonus. In addition, Mr. Starkloff would receive accelerated vesting on those outstanding service-based RSUs that would have vested had Mr. Starkloff remained employed by the Company for 12 months following his termination date, subject to any required approval by our Board. See “Potential Payments Upon Termination or Change in Control” below for a detailed description of Mr. Starkloff’s Change in Control benefits.
What We Do Not Do
•	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our Named Executive Officers.
•
No Special Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

•
No Short Selling, Hedging or Derivatives Transactions. We have a policy which prohibits short selling or trading in derivatives of our securities. In addition, those subject to the company quarterly blackout window are prohibited from holding our securities in margin accounts or engaging in hedging or similar transactions with respect to our securities.

•
No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon certain terminations of employment or a change in control of NI.

•
No Special Welfare or Health Benefits. We do not provide our Named Executive Officers with any welfare or health benefit programs, other than participation in our broad-based employee programs and an annual physical.

•	No Special Perquisites. We do not provide significant perquisites or other personal benefits to our Named Executive Officers.
Compensation Philosophy and Objectives
Our executive compensation philosophy is based on the concept of pay for performance and aligned to the following primary goals:
•	Our compensation practices are designed to support the interests of our stockholders.
•	Achieving financial goals and other operational targets are the basis for measuring performance.
•
Sufficient upside, in the form of the potential to earn more than the target amount, and downside, in the form of risk of not earning the full target amount, is built into our incentive plans to deliver appropriate rewards based on results.

Based on this philosophy, our executive compensation program is guided by the following overarching principles:
•
Business Driven: Compensation should be aligned to our performance by linking rewards directly to the achievement of specific financial, operational, and strategic objectives that are expected to lead to increased stockholder value and executive retention and engagement.

•
Performance Differentiated: Compensation should be structured to create an effective link between pay and performance at both the corporate and individual level so that the contributions of our Executive Officers are valued and rewarded.

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•	Market Competitive: Compensation should be competitive to attract, retain, and motivate Executive Officers needed to achieve our core strategic vision.
•
Our overall amount of equity awards should be related to our company performance: We believe that our use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on our stockholders.

We also maintain a strong focus on leadership development and retention, and as such, our executive compensation program is designed to ensure that we retain the talent required to execute our business strategy. The compensation actions and decisions for our Named Executive Officers support our talent retention objectives by considering individual contributions to our performance, long-term potential and holding power, and organizational succession plans.
We regularly assess and adjust our executive compensation program, policies, and practices in light of these overarching principles and, in doing so, consider feedback obtained through our stockholder engagement efforts.
Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee, which is composed entirely of independent directors, is responsible for reviewing and approving the compensation of our Named Executive Officers, other than for our President and CEO. The independent members of our Board review and approve the recommendations of the Compensation Committee with respect to the compensation of our President and CEO. The Compensation Committee’s decisions are subject to any approval of our Board that the Compensation Committee or legal counsel determines to be desirable or is required by applicable law or Nasdaq rules. Specifically, the Compensation Committee oversees our executive compensation plans, administers our equity compensation plans, and reviews and approves the compensation of our Executive Officers. With respect to the compensation of our President and CEO, the Compensation Committee recommends such compensation to the independent directors of the Board, who also separately approve it.
The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is posted on the investor relations section of our website located at https://investor.ni.com/corporate-governance.
As described in greater detail in the next section, the Compensation Committee considers both our performance and individual performance when determining the overall compensation levels for our Named Executive Officers, as well as the individual elements of compensation. For example, our EIP cash incentive program is designed to incent our Executive Officers to achieve identified company key objectives, which are financial and operational metrics, and ensure that our company’s performance impacts the amounts payable to participants. The Compensation Committee believes that the various elements of executive compensation should work together to promote our objective that total compensation be related both to company and individual performance.
Setting Total Direct Compensation
The Compensation Committee (and in the case of our President and CEO, the independent members of our Board, upon the recommendation of the Compensation Committee) does not establish a specific target for the total direct compensation opportunity of our Named Executive Officers. In making decisions about the compensation of our Named Executive Officers, the Compensation Committee (and in the case of our President and CEO, the independent members of our Board, upon the recommendation of the Compensation Committee) relies primarily on the general business acumen and experience of its members and subjective consideration of various factors, including the following:
•	our executive compensation program objectives;
•	our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board;
•
each individual Executive Officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

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•
the scope of each Executive Officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•
the prior performance of each individual Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the potential of each individual Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•	the business risk presented to us in the event the Executive Officer were to leave our employ;
•	our President and CEO’s compensation relative to that of our Executive Officers, and compensation parity among our Executive Officers;
•	general compensation trends and practices in the technology industry;
•
the compensation practices of comparable companies, including our compensation peer group and the positioning of each Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data conducted by the Compensation Committee’s independent compensation consultant as well as our in-house compensation experts; and

•	the recommendations of our President and CEO with respect to the compensation of our Executive Officers (other than his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. The members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of NI, knowledge of the competitive market, knowledge of each Executive Officer, and business judgment in making these decisions.
Role of Management
In establishing our executive compensation program, the Compensation Committee works closely with our senior management, including our President and CEO and our Senior Vice President and Chief People Officer. In 2020, the Compensation Committee obtained input from our President and CEO when discussing the performance of, and compensation levels for, our Executive Officers (other than himself). The Compensation Committee also worked closely with our President and CEO and our Senior Vice President and Chief People Officer and others, as required, in evaluating the financial, accounting, tax, talent management/succession planning, and retention implications of our executive compensation program and its various elements. Neither our President and CEO nor any of our other Named Executive Officers are present when their own compensation is being discussed by the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has engaged Compensia as its independent compensation consultant to advise on executive compensation matters. In 2020, at the direction of the Compensation Committee, Compensia conducted various projects, including performing a comprehensive review of our executive compensation program, performing a review of the compensation program for our Board on behalf of the Nomination & Governance Committee, assisting the Compensation Committee in updating our compensation peer group, and assisting in the preparation of the executive compensation disclosure for our 2020 proxy statement. Compensia did not provide any other services for us in 2020.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2020.
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Based on this review, as well as consideration of the factors affecting independence set forth in the listing standards of Nasdaq and the relevant SEC rules, the Compensation Committee has determined that no conflict of interest was raised by Compensia's work and that Compensia met the independence requirements of such rules.
Competitive Positioning
In making its compensation decisions for 2020, the Compensation Committee reviewed a competitive market analysis based on a compensation peer group, including (1) compensation data collected from publicly available information contained in the SEC filings from 16 selected peer group companies, and (2) data from a customized cut of the Radford Global Technology Survey, which included 14 of the 16 peer companies. Where insufficient data was available for a specific position for our peer group, the Compensation Committee looked at data from the general Radford Global Technology survey focusing on publicly traded technology companies with annual revenues ranging from $1 billion to $3 billion.
Based on the recommendation of its independent compensation consultant, the Compensation Committee adjusted our peer group companies for 2020 and determined to (1) remove MTS Systems from the list of peers because its market capitalization was no longer comparable to NI’s and (2) add Novanta and Viavi Solutions to the list of peers as these companies have comparable revenue and market capitalization to NI’s. The peer group data the Compensation Committee reviewed are as follows:
Company Name	Annual Revenue (in millions) Last Four Quarters	Market Capitalization (in millions)
ANSYS	$1,328	$16,636
Cadence Design Systems	2,197	19,556
Cirrus Logic	1,186	2,449
Cognex	810	7,641
Cypress Semiconductor	2,441	8,002
Keysight Technologies	4,147	16,022
MKS Instruments	1,984	4,096
Novanta	625	3,075
OSI Systems	1,161	2,026
PTC	1,262	10,389
Silicon Laboratories	851	4,311
Synopsys	3,231	19,050
Teledyne Technologies	2,951	9,447
Teradyne	2,107	7,867
Trimble	3,168	10,904
Viavi Solutions	1,106	3,042
Financial data per S&P Capital IQ as of 7/11/2019
The Compensation Committee used the specific compensation data described above to assess the reasonableness and competitiveness of the compensation packages as a whole for our Executive Officers but exercised its judgment in allocating compensation among our Executive Officers and among the various elements of each individual Executive Officer’s total compensation package.
The Compensation Committee believes that total compensation at or around the 50th percentile of the competitive market (based on the compensation data evaluated) is the appropriate reference when determining the compensation of our Named Executive Officers. Though the Compensation Committee uses such 50th percentile as a reference point, it does not target a specific percentile in the range of comparative information for each individual Executive
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Officer or for each element of compensation. Instead, the Compensation Committee structures the total compensation package for each Executive Officer after consideration of the comparative market data and the other factors described above in this Compensation Discussion and Analysis, under the heading “Compensation-Setting Process” and sub-heading “Setting Total Direct Compensation.”
Elements of Executive Compensation
The principal elements of our executive compensation program for 2020 were as follows:
•	Base salary;
•	EIP for cash bonus opportunities; and
•	Long-term incentive compensation in the form of equity awards.
Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly-talented individuals. We use base salary to provide each Executive Officer with a competitive level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our Named Executive Officers at the time we hire or promote the individual Named Executive Officer, taking into account his or her position, qualifications, experience, salary expectations, external market data, and the base salaries of our other Executive Officers. Thereafter, the Compensation Committee reviews the base salaries of our Executive Officers annually, with input from our President and CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions. The Compensation Committee does not use a specific formula, but instead the committee members exercise their judgment in view of our compensation philosophy and objectives.
In February 2020, the Compensation Committee reviewed the base salaries of our Named Executive Officers, other than Mr. Starkloff or Mr. Davern, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our President and CEO, as well as the other factors set forth above and described in the Compensation Discussion and Analysis, under the heading “Compensation-Setting Process” and sub-heading “Setting Total Direct Compensation.” In connection with his appointment as President and CEO and pursuant to the Starkloff Executive Employment Agreement, Mr. Starkloff received an increase in his annual base salary effective February 1, 2020, which was approved by the Compensation Committee and the independent members of our Board in October 2019. Base salary increases that took effect in 2020 for our Named Executive Officers are as follows:
Named Executive Officer (1)	2019 Base Salary	2020 Base Salary (4)	Percentage Adjustment
Eric H. Starkloff (2)	$551,250	$700,000	27%
Karen M. Rapp	413,438	458,916	11%
Scott A. Rust	385,000	400,400	4%
Alexander M. Davern (3)	775,754	775,754	0%
(1)	Mr. Green and Ms. Pineyro Sublett became Named Executive Officers in January 2020 and are therefore excluded from the above table.
(2)	Mr. Starkloff’s base salary was increased to $700,000 upon his appointment as our CEO, effective as of February 1, 2020.
(3)	Mr. Davern ceased to be our CEO effective as of January 31, 2020 and continues to serve on our Board.
(4)
Reflects the annual salary approved by the Compensation Committee and, as applicable, the independent members of our Board. In 2020, Mr. Starkloff, our President and CEO, in response to the economic impact of the COVID-19 pandemic on our business, voluntarily reduced his base salary by 20% and our other Named Executive Officers voluntarily reduced their base salaries by 10%. These voluntary reductions were in effect for the period of May 1, 2020 through September 30, 2020, and are reflected in the “Summary Compensation Table,” below. None of these voluntary actions were at the request of the Compensation Committee.

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The actual base salaries paid to our Named Executive Officers in 2020 are set forth in the “2020 Summary Compensation Table” below.
Executive Incentive Program (“EIP”)
In 2020, the Compensation Committee adopted the EIP to replace our prior cash bonus programs for our Executive Officers, the Annual Incentive Program and the Annual Company Performance Bonus Program. The EIP is intended to promote company performance (and, thereby, increase stockholder value) by providing our Named Executive Officers with the opportunity to earn cash payouts based on their level of attainment of three key pre-established corporate financial and operational objectives. For 2020, these key corporate objectives, which were set during the first quarter of the year, were:
•	non-GAAP organic revenue growth (excluding any acquisitions or dispositions by NI) (“Revenue Growth”);
•	non-GAAP operating margin levels based on organic results (“Operating Margin”); and
•	key employee retention (that is, retention of 95% of high performance/high impact identified employees from a talent review data file at December 31, 2020).
After selecting these key corporate objectives, except as noted below, the Compensation Committee, and in the case of Mr. Starkloff, the independent members of our Board, based on the recommendations of the Compensation Committee, set: (1) the weighting of the key corporate financial and operational objectives for each Executive Officer, (2) the “target” cash incentive bonus opportunity for each Executive Officer, expressed as a percentage of his or her base salary, and (3) the different EIP payout levels based on our actual performance for each key corporate financial and operational objective, expressed as a percentage of payout which increased or decreased with company performance.
For each of Mr. Starkloff, Ms. Rapp, Mr. Rust, and Ms. Pineyro Sublett, the key corporate financial and operational objectives were weighted as follows: 50% of any payout was dependent on achieving pre-established Revenue Growth, 40% of any payout was dependent on achieving pre-established Operating Margin, and 10% of any payout was dependent on achieving our key employee retention figures. For Mr. Green, the key corporate financial and operational objectives were weighted as follows: 60% of any payout was dependent on achieving pre-established Revenue Growth, 30% of any payout was dependent on achieving pre-established Operating Margin, and 10% of any such payout was dependent on achieving our key employee retention figures.
After the end of the year, the payout amount for the actual level of achievement of each key corporate financial and operational objective was determined by the Compensation Committee for each Executive Officer. The Compensation Committee then approved the EIP payout amount for each Executive Officer, other than our President and CEO, and provided a recommendation to the independent members of our Board on the EIP payout amount for our President and CEO for their consideration and approval.
The 2020 EIP payout levels were initially set from 0% to 200% (based on company performance). However, due to the economic impact of the COVID-19 pandemic on our business these payout levels were revised in July by the Compensation Committee after consultation with its independent compensation consultant. The Compensation Committee added two lower payout levels of 25% and 40%, while reducing the maximum payout level to 150% (thereby eliminating the payout levels of 175% and 200%). The Compensation Committee determined that these revisions were necessary to ensure that if we were able to achieve meaningful financial and operational results for the year, we would be able to reward our top leaders for their significant efforts to manage the unprecedented disruption to our business caused by the COVID-19 pandemic.
While the EIP gave the Compensation Committee the discretion to add or eliminate the range of payout levels as previously described, it did not give either the Compensation Committee, or the independent members of our Board, the discretion to modify the bonus payment amount an Executive Officer would receive upon achieving a particular company performance level for any of the key corporate financial and operational objectives (e.g., 4% Revenue Growth equals 50% payout for meeting this key objective). That is, once an objective was attained for a specific level of company performance, the corresponding payout level was to be made at that specified percentage.
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The weighting and payout level percentages for each of these key corporate financial and operational objectives in 2020, prior to the modification made due to the economic impact of the COVID-19 pandemic on our business, were as follows:
Objective	Weighting	Payout Level						Payout Levels Removed after Modification for COVID-19 Impact
		—%	50%	75%	100%	125%	150%	175%	200%
Non-GAAP Revenue Growth	50% other than Mr. Green, which was 60%	<4.0%	4.0%	5.0%	6.0%	7.0%	8.0%	9.0%	10.0%
Non-GAAP Operating Margin	40%, other than Mr. Green, which was 30%	<16.6%	16.6%	17.1%	17.6%	17.8%	18.0%	18.3%	18.5%
Key Employee Retention	10%	<94%	94%	94.5%	95%	95.5%	96%	96.5%	97%
The weighting and payout level percentages for each of these key corporate financial and operational objectives in 2020, as modified due to the economic impact of the COVID-19 pandemic on our business, were as follows:
Objective	Weighting	Payout Level
			Payout Levels Added after Modification for COVID-19 Impact							2020 Actual	2020 Objective Payout
		—%	25%	40%	50%	75%	100%	125%	150%
Non-GAAP Revenue Growth	50% other than Mr. Green, which was 60%	<-6.0%	-6.0%	0%	4.0%	5.0%	6.0%	7.0%	8.0%	-6.0%	25%
Non-GAAP Operating Margin	40%, other than Mr. Green, which was 30%	<15.0%	15.0%	15.8%	16.6%	17.1%	17.6%	17.8%	18.0%	15.8%	40%
Key Employee Retention	10%	—	—	—	94%	94.5%	95%	95.5%	96%	96%	150%
The table above sets forth the 2020 actual results and the 2020 objective payout. For 2020, Company performance corresponded to a payout percentage of 25% for the Revenue Growth objective, 40% for the Operating Margin objective, and 150% for the key employee retention objective.
The actual EIP bonus paid to each of our Named Executive Officers was calculated by multiplying the aggregate weighted 2020 EIP attainment percentage below by the 2020 EIP target amount (which is equal to the Executive Officer’s annual base salary multiplied by the EIP Target Percentage). Company performance for all key objectives, resulted in 2020 weighted EIP attainment percentages of 43.5% for each of Mr. Starkloff, Ms. Rapp, and Mr. Rust, and 42% for Mr. Green. For 2020, the EIP bonus paid to each of our Named Executive Officers is set forth in the table below.
Named Executive Officer	2020 EIP Target Percentage	2020 EIP Target Amount	2020 Weighted Attainment Percentage	2020 EIP Bonus Paid
Eric H. Starkloff	135%	$945,000	43.5%	$411,075
Karen M. Rapp	80%	367,133	43.5%	159,703
Jason E. Green	80%	460,000	42%	193,200
Scott A. Rust	65%	260,260	43.5%	113,213
Carla Pineyro Sublett (1)	72.5%	312,903	43.5%	—
Alexander M. Davern (2)	—	—	—	—
(1)
Ms. Pineyro Sublett resigned effective February 1, 2021, and was not eligible to receive a bonus under the EIP. Ms. Pineyro Sublett’s 2020 EIP target percentage was based on a 65% EIP target percentage for the first half of 2020 and an 80% EIP target percentage for the second half of 2020, due to increased responsibilities and a title change for the latter half of 2020. Ms. Pineyro Sublett’s 2020 EIP Target Amount is the result of the prorated bonus amount and salary amount for the first and second half of 2020.

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(2)	Mr. Davern ceased to be our CEO, effective as of January 31, 2020, and did not participate in the EIP or any other Executive Officer bonus program for 2020.
Long-Term Incentive Compensation
We believe that long-term incentive compensation in the form of equity awards is a critical element of our executive compensation program. The equity awards provide strong alignment between the interests of our Executive Officers and our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Executive Officers to create value for our stockholders. Equity awards also help us retain qualified Executive Officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards are granted pursuant to the applicable equity incentive plan by the Compensation Committee, typically at a meeting of the Compensation Committee held during the first quarter of the year. In 2020, awards granted prior to our 2020 Annual Meeting of Stockholders and were granted from the 2015 Equity Incentive Plan. The amount and forms of such equity awards are determined by the Compensation Committee after considering an analysis prepared by its independent compensation consultant, the factors described in “Compensation Discussion and Analysis — Compensation-Setting Process” above and the retention power on each Named Executive Officer as determined by his or her current unvested equity holdings. The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities within a competitive range of the market median relative to our compensation peer group and Radford survey data for similar roles and positions for each of our Executive Officers, taking into consideration business results, total and equity compensation relative to other peer-group executives, experience, and individual performance.
In 2019, in response to feedback received from our stockholders, the Compensation Committee began granting PRSUs representing 50% of the equity award value under our long-term incentive program for our Executive Officers, while the other 50% of the equity award value consisted of RSUs.
The following table shows the target number of shares of our common stock pursuant to PRSU awards granted to each of our Named Executive Officers in 2020:
Named Executive Officer	Target PRSUs	Target Grant Date Fair Value(1)
Eric H. Starkloff (2)	100,471	$6,067,439
Karen M. Rapp (3)	15,657	976,997
Jason E. Green (3)	11,184	697,882
Scott A. Rust (3)	8,947	558,293
Carla Pineyro Sublett (3)	8,388	523,411
Alexander M. Davern (4)	—	—
(1)
The fair values of the PRSUs were estimated using a Monte Carlo simulation model. The determination of fair value of the PRSUs is affected by our stock price and a number of assumptions including the expected volatility, expected dividend yield and the risk-free interest rate. Our expected volatility at the date of grant was based on the historical volatilities of our common stock and the companies included in the Index over the performance period.

(2)
Mr. Starkloff’s PRSU awards were made pursuant to the Starkloff Executive Employment Agreement, dated October 28, 2019, and include a one-time promotional award of 75,000 PRSUs granted on February 1, 2020 with an aggregate grant date fair value of $4,671,750, and an award of 25,471 PRSUs granted on April 29, 2020 with an aggregate grant date fair value of $1,395,689.

(3)	Grant date fair value is based on the grant date of February 19, 2020.
(4)	Mr. Davern ceased to be our CEO, effective as of January 31, 2020, and did not participate in any long-term incentive program for our Executive Officers in 2020.
The 2020 PRSUs were granted on February 1, 2020 and April 29, 2020 for Mr. Starkloff, pursuant to the Starkloff Executive Employment Agreement, and on February 19, 2020 for our other Named Executive Officers. At the end of the performance period, the 2020 PRSUs may be earned and eligible for vesting based on our TSR compared to the TSR of the Index over a three-year performance period that commenced on January 1, 2020 and will end on December 31, 2022 (using the average daily closing price of our common stock over a 30-day lookback period in each
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case). A linear calculation is performed between the stated percentiles to determine actual vesting of PRSUs at the end of the performance period. The number of shares of our common stock subject to the awards will be earned from 0% to 200% of the target number of shares based on our TSR compared to the Index as follows:
Payout Level	TSR Percentile Rank Against the Russell 2000 Index	Payout Percentage of Target Number of Shares
Maximum	≥80th Percentile	200%
Stretch	65th Percentile	150%
Target	55th Percentile	100%
Threshold	25th Percentile	50%
None	<25th Percentile	0%
The following table shows the number of shares of our common stock pursuant to RSU awards granted to each of our Named Executive Officers in 2020:
Named Executive Officer	RSUs (number of shares)	Grant Date Fair Value (1)
Eric H. Starkloff (2)	100,471	$4,347,241
Karen M. Rapp	15,657	700,024
Jason E. Green	11,184	500,037
Scott A. Rust	8,947	400,020
Carla Pineyro Sublett	8,388	375,027
Alexander M. Davern (3)	3,556	131,252
(1)	The fair values of RSUs are estimated using the closing price of our common stock for the day immediately prior to the date of grant.
(2)
Mr. Starkloff’s RSU awards were made pursuant to the Starkloff Executive Employment Agreement, dated October 28, 2019, and include a one-time promotional award of 75,000 RSUs granted on February 1, 2020, with a grant date fair value of $3,347,250, calculated by using the closing price of our common stock for the day immediately prior to the date of grant, which was $44.63 per share, and an award of 25,471 RSUs granted on April 29, 2020, with a grant date fair value of $999,991, calculated by using the closing price of our common stock for the day immediately prior to the date of grant, which was $39.26 per share.

(3)
Mr. Davern ceased to be our CEO, effective as of January 31, 2020, and did not participate in the Executive Officer long-term incentive program for 2020. Amounts above include the number of RSUs he received for his service on the Board.

The 2020 RSUs vest in equal annual installments over a three-year period, with the first installment vesting on May 1, 2021, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
The overall long-term incentive equity award value for our President and CEO and our other Named Executive Officers was determined after consideration of multiple factors as described in the “Compensation Discussion and Analysis — Compensation–Setting Process” section of this Proxy Statement. Such factors include a competitive market analysis prepared by the Compensation Committee’s independent compensation consultant as well as the current retention incentive for each Named Executive Officer as determined by his or her current unvested equity holdings.
Of note, with respect to the PRSU awards previously granted in 2019 to our Named Executive Officers, these awards are being measured against the Index and their performance period ends on December 31, 2021.
The equity awards granted to our Named Executive Officers in 2020 are set forth in the 2020 “Summary Compensation Table” and the 2020 “Grants of Plan-Based Awards” table below.
Health and Other Benefits
Our Named Executive Officers are eligible to receive an annual physical as well as the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include flexible spending accounts, medical, dental and vision benefits, business travel insurance,
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employee assistance program, basic life insurance benefits, accidental death and dismemberment insurance policies, short-term and long-term disability insurance, and commuter benefits. In structuring these programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies, compliant with applicable laws and affordable to employees.
We maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. In 2020, we made matching contributions under the Section 401(k) Plan in an amount equal to 50% of the amount of the participant’s contribution up to 8% of the participant’s eligible compensation, after the employee's first year of service. All participants’ interests in the matching contributions vest immediately from the time of contribution. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The Section 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As a tax-qualified retirement plan, contributions to the Section 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the Section 401(k) Plan, and all contributions are deductible by us when made. The Section 401(k) Plan does not provide for purchases of NI common stock.
We also maintain an employee stock purchase plan (the “ESPP”). The ESPP is generally intended to qualify as a tax-favored employee stock purchase plan under Section 423 of the Code. The ESPP permits eligible employees to purchase shares of our common stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of eligible compensation, provided that such amount cannot exceed $25,000 in any year.
In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers. During 2020, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Arrangements and Post-Employment Compensation
In 2020, we had a written employment agreement with our President and CEO and compensation arrangements with certain of our other Named Executive Officers. In 2021 we entered into executive employment agreements with each of Ms. Rapp and Mr. Green. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new Executive Officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. These arrangements provide for “at will” employment.
On February 1, 2020, Mr. Starkloff, our then President and Chief Operating Officer, became our President and Chief Executive Officer. The terms of Mr. Starkloff’s employment as President and Chief Operating Officer were governed by an offer letter, dated October 23, 2018. On October 28, 2019, in connection with Mr. Starkloff’s appointment as CEO, we entered into the Starkloff Executive Employment Agreement, which provided that Mr. Starkloff’s duties and compensation were to be effective February 1, 2020. On February 3, 2020, the Starkloff Executive Employment Agreement was amended to reflect the implementation of the Company’s EIP. The terms and conditions of employment of Mr. Starkloff as set forth in the Starkloff Executive Employment Agreement contain post-employment compensation arrangements that provide Mr. Starkloff with certain protection in the event of his termination of employment in specified circumstances such as involuntarily termination without Cause or for resignation for Good Reason, including following a Change in Control (each as defined in the Starkloff Executive Employment Agreement). The Starkloff Executive Employment Agreement provides that in the event of a Change in Control, and if Mr. Starkloff’s employment is terminated other than for Cause or he resigns for Good Reason within 18 months after the Change in Control, Mr. Starkloff would be entitled to certain severance payments and benefits.
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Mr. Starkloff’s Executive Employment Agreement provides for “double-trigger” payments and benefits which means that payments and benefits will not become payable unless both events occur. See “Potential Payments Upon Termination or Change of Control” below for a further description.
On January 25, 2019, we entered into an offer letter with Carla Pineyro Sublett (the “Sublett Offer Letter”). Pursuant to the Sublett Offer Letter, in the event that we terminate her employment for any reason other than Cause or her death or Disability, or if she voluntarily resigns her employment for Good Reason (each as defined therein), and subject to the terms and conditions contained in the Sublett Offer Letter, Ms. Pineyro Sublett will receive certain severance payments and benefits including a lump-sum payment equal to 12 months of her base salary and on target earnings bonus in effect on the termination date; and health continuation coverage costs until the earliest of (i) the date that is 12 months following her termination date, (ii) the date when she is offered substantially equivalent health insurance coverage in connection with new employment, or (iii) the date upon which she ceases to be eligible for coverage under COBRA or other applicable law or policy governing such coverage.
In 2020, we did not have specific post-employment compensation arrangements in place with any of our other Named Executive Officers. However, the terms of Mr. Rust’s employment (the “Rust Agreement”) provide for acceleration of certain restricted stock unit awards in the event of termination of his service by NI without Cause or termination by him for Good Reason (each as defined in the Rust Agreement). Each of our Named Executive Officers have PRSU awards granted under our 2015 Incentive Plan with special vesting terms upon a change in control of NI as further described below.
On February 22, 2021, we entered into a written executive employment agreement with each of Karen Rapp and Jason Green (the “2021 Executive Employment Agreements”). The terms and conditions of employment of Ms. Rapp and Mr. Green as set forth in the 2021 Executive Employment Agreements contain post-employment compensation arrangements that provide these Executive Officers with certain protection in the event of their termination of employment in specified circumstances such as involuntarily termination without Cause or for resignation for Good Reason, including following a Change in Control (each as defined in the 2021 Executive Employment Agreements). Each of the Executive Officer’s 2021 Executive Employment Agreements provide that in the event of a Change in Control, and if the Executive Officers’ employment is terminated other than for Cause or if the Executive Officer resigns for Good Reason within 12 months after the Change in Control, each of these Executive Officers would be entitled to certain severance payments and benefits. The 2021 Executive Employment Agreements provide for “double-trigger” payments and benefits which means that payments and benefits will not become payable unless both events occur. See “Potential Payments Upon Termination or Change of Control” below for a further description.
For detailed descriptions of the employment arrangements we maintained with our Named Executive Officers for 2020 and an analysis of the 2021 Executive Employment Agreements as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments Upon Termination or Change of Control” below.
We believe that these protections were necessary to induce these individuals to accept and retain their positions. We also believe that these arrangements help maintain their continued focus and dedication to their assigned duties to maximize stockholder value. Our Compensation Committee (and with respect to Mr. Starkloff, our Board considered the recommendation of the Compensation Committee and) reviewed the proposed terms of these arrangements and deemed it to be in the best interests of NI and its stockholders to approve the terms of such arrangements.
We do not use excise tax payments (or “gross-ups”) relating to a change in control of NI and have no such obligations in place with respect to any of our Named Executive Officers.
In addition, our equity compensation plans provide for the acceleration of vesting of outstanding and unvested equity awards in certain circumstances. Specifically, the 2005 Incentive Plan and the 2010 Incentive Plan provide that in the event of a change of control of NI, all outstanding and unvested restricted stock unit awards held by our employees, including our Named Executive Officers, will immediately vest in full. Further, under the 2015 Incentive Plan and the 2020 Incentive Plan, in the event of a change in control of NI, all outstanding and unvested equity awards will be treated as determined by the plan administrator, including that each award be assumed or substituted by the successor corporation; provided, however, that, in the event the successor corporation does not assume or substitute for the awards, the restriction period of any award of restricted stock or restricted stock unit award will immediately be accelerated and the restrictions will expire, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The number of PRSUs so determined will be scheduled to vest in equal monthly installments following the change of control over the remainder of the original performance period.
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Following any assumption or substitution of such awards, if the employment of an employee is terminated without Cause (as defined in the 2015 Incentive Plan or 2020 Incentive Plan) within 24 months following the change in control of NI, then the vesting of such employee’s award will immediately accelerate and the restricted stock, RSU and PRSU awards will immediately become fully vested.
Other Compensation Policies
Equity Award Grant Policy
We do not have any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. In addition, we do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of our executive compensation.
Stock Ownership Policy
We encourage our Executive Officers and members of our Board to hold a significant equity interest in NI. To that end, our Board initially adopted a Stock Ownership Policy, effective December 31, 2017 (the “2017 Policy”) to further align the interests of our Executive Officers and the non-employee members of our Board with the interests of our stockholders and to promote our commitment to good corporate governance. On October 23, 2019, our Board determined to increase the stock ownership thresholds of our CEO and non-employee members of our Board and adopted a new Stock Ownership Policy, effective December 31, 2019 (the “2019 Policy”). The guidelines established under our stock ownership policies are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of leadership’s commitment to long-term value creation.
Our 2017 Policy requires that:
•	our CEO hold shares of NI common stock having a value equal to at least three times his annual base salary;
•	our other Executive Officers hold shares of NI common stock having a value equal to at least two times his or her annual base salary; and
•
the non-employee members of our Board hold shares of NI common stock having a value equal to at least three times the amount of the annual retainer paid to such director for his or her service on our Board.

Our 2019 Policy requires that:
•	our CEO hold shares of NI common stock having a value equal to at least six times his annual base salary;
•	our other Executive Officers hold shares of NI common stock having a value equal to at least two times his or her annual base salary; and
•
the non-employee members of our Board hold shares of NI common stock having a value equal to at least six times the amount of the annual retainer paid to such director for his or her service on our Board.

Each of our stock ownership policies require that our President and CEO, our Executive Officers, and the non-employee members of our Board achieve the applicable levels of ownership within five years after the later of (i) the effective date of the applicable policy, or (ii) the date of his or her appointment. The 2017 Policy continues to apply for those Executive Officers and non-employee members of our Board who were subject to the 2017 Policy as of December 31, 2019, and such Executive Officers and non-employee members of our Board will continue to be required to achieve the applicable level of ownership set forth in the 2017 Policy in addition to the 2019 Policy. Stock ownership which qualifies under either the 2017 Policy or 2019 Policy will also qualify in determining stock ownership for the other policy.
Compensation Clawback Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our Named Executive Officers or other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a clawback policy once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
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Derivative Trading, Short Sales, Margin Accounts and Hedging
Our Insider Trading Policy applies to all directors, officers, employees, consultants, contractors, agents or other service providers of NI. Pursuant to our Insider Trading Policy, we do not permit short sales of our securities, or trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued by us) or purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities either granted by NI as part of compensation, or held, directly or indirectly by an individual.
In addition, we prohibit those persons subject to our quarterly blackout periods from holding our securities in a margin account or pledging our securities as collateral for any loan or as part of any other pledging transaction. Persons subject to our quarterly blackout periods include our executive leadership team and their direct reports, certain members of the accounting and finance departments identified by their respective executive leadership team member as having specialized knowledge, certain members of the sales department identified by their respective executive leadership team member as having specialized knowledge, all members of the legal department, persons who receive or have access to certain reports or systems, or otherwise have access to companywide monthly, quarterly, or annual financial results, and any additional employee otherwise notified in writing by the legal department.
Tax and Accounting Considerations
In designing our executive compensation program, the Compensation Committee considers the anticipated tax and accounting implications to NI and our Executive Officers. While the Compensation Committee considers the applicable tax and accounting treatment of the elements of our executive compensation program, these factors are not dispositive in its decision making.
Deductibility of Executive Compensation
Section 162(m) of the Code imposes a limit on the deductibility for federal income tax purposes of any remuneration in excess of $1 million paid to our CEO, Chief Financial Officer, and each of the next three most highly-compensated executive officers of the company. The Tax Cuts and Jobs Act eliminated the exemption for the chief financial officer and for “performance-based compensation” beginning January 1, 2018. As a result, subject to certain limited exceptions arrangements that qualify as written binding contracts that were in effect on November 2, 2017 and which have not been subsequently materially modified, we expect that compensation paid to our Named Executive Officers in excess of $1 million generally will not be deductible. While the Compensation Committee has taken steps in the past to preserve tax deductibility under Section 162(m), it has retained and will continue to retain authority to approve compensation arrangements that may not be fully tax deductible by reason of Section 162(m).
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our Executive Officers and other employees including FASB ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our Executive Officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the Summary Compensation Table, even though recipients may never realize any value from their equity awards.
The fair values of PRSUs are estimated using a Monte Carlo simulation model. The determination of fair value of the PRSU is affected by our stock price and a number of assumptions including the expected volatility, expected dividend yield and the risk-free interest rate. Our expected volatility at the date of grant was based on the historical volatilities of our common stock and the companies included in the Index over the performance period.
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Compensation Committee Report*
The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully Submitted,
Duy-Loan T. Le, Chair
Dr. Gerhard P. Fettweis
Liam K. Griffin
Charles J. Roesslein
*
The foregoing Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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2020 Summary Compensation Table
The following table shows the total compensation earned by our Named Executive Officers during the years ended December 31, 2020, December 31, 2019, and December 31, 2018:
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Eric H. Starkloff (5),(6) President and CEO	2020	$629,271	$—	$10,414,680	$411,075	$10,608	$11,465,634
	2019	551,250	—	1,737,863	106,116	50,645	2,445,874
	2018	437,500	—	2,156,673	228,813	19,343	2,842,329
Karen M. Rapp Executive Vice President and Chief Financial Officer	2020	439,795	—	1,677,021	159,703	8,093	2,284,612
	2019	413,438	—	1,359,557	77,520	10,448	1,860,964
	2018	393,750	—	983,600	176,006	5,002	1,558,358
Jason E. Green* EVP & GM, Portfolio BU and Chief Revenue Officer	2020	551,042	100,284	1,197,918	193,200	10,110	2,052,554
Scott A. Rust Senior Vice President, Global Product Research and Development	2020	383,717	1,000	958,313	113,213	11,760	1,468,003
	2019	385,000	—	886,650	42,350	11,160	1,325,160
	2018	370,620	—	801,880	165,668	10,588	1,348,756
Carla Pineyro Sublett * Senior Vice President and General Manager, Portfolio Business Unit and Chief Marketing Officer	2020	412,479	150,000	898,439	100,000	8,860	1,569,778
Alexander M. Davern ** (7),(8),(9) Former Chief Executive Officer	2020	306,767	—	131,252	—	23,749	461,768
	2019	775,754	1,000	7,474,792	213,332	23,096	8,487,974
	2018	725,004	—	2,213,100	599,584	11,208	3,548,896
*	Mr. Green and Ms. Pineyro Sublett became Named Executive Officers in January 2020.
**
Mr. Davern ceased to be our CEO, effective as of January 31, 2020, and continues to serve on our Board. For 2020, Mr. Davern’s compensation set forth above includes any amounts he received for his service as a director.

(1)
In 2020, Mr. Green received a service award of $284 and a $100,000 transition payment as the Compensation Committee approved transferring Mr. Green from a sales-based incentive compensation plan to the EIP. This payment was intended to compensate Mr. Green for the short-term negative impact on his compensation caused by his being transferred to the EIP. In 2020, Mr. Rust received a service award of $1,000. All employees, including executives, are eligible under NI’s service award program pursuant to which employees may receive awards based on the number of years of continued employment with NI. Awards under the service award program have historically been in the range of $100 to $1,000 per award, with employees receiving $100 in cash at their 5th anniversary of service with NI and $1,000 in cash at their 10th, 15th, 20th and 25th anniversaries of service with NI. In 2020, Ms. Pineyro Sublett received $150,000 as a signing bonus pursuant to the Sublett Offer Letter. In 2019, Mr. Davern received a service award of $1,000.

(2)
The amounts included in the table for stock awards represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC 718. The grant date fair value for time-based RSUs is measured in accordance with FASB ASC 718 and based on the closing price of NI’s common stock preceding the date of grant. The grant date fair value for PRSUs is calculated using a Monte-Carlo model for each award on the date of grant, as determined under FASB ASC 718, based on the probable outcome of the performance condition as of the grant date. The fair value for each award may differ based on the applicable data, assumptions, and estimates used in the model. Our expected volatility at the date of grant was based on the historical volatilities of our common stock and the companies included in the Index over the performance period. Although the assumed probable outcome as of the grant date was achievement at the target level, the terms of the awards for

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PRSUs also provide for achievement of up to 200% of the target amount (the “maximum”). See Note 9 below for additional information regarding Mr. Davern's equity awards for 2019.
(3)
Other than for Ms. Pineyro Sublett, these amounts reflect the sum of the amounts earned by Named Executives Officers pursuant to the EIP for 2020, and for 2019 and 2018, these amounts reflect the sum of the amounts earned by Named Executives Officers pursuant to our previous cash bonus programs, the Annual Company Performance Bonus Program and the Annual Incentive Program. In 2020, Ms. Pineyro Sublett was not eligible to receive a bonus under the EIP; however, Ms. Pineyro Sublett received a $100,000 performance bonus, which was the maximum amount attainable for achieving a predetermined target related to revenue results of our portfolio business unit. Ms. Pineyro Sublett’s goal for that business unit was set in proportion to the company-level goal for revenue. The revenue goal for the business unit was designed to be challenging to meet at targeted performance, with the maximum amount attainable only under circumstances indicating extraordinary performance.

(4)
These amounts represent NI contributions to the Section 401(k) Plan on behalf of the Named Executive Officers, the full dollar value of premiums paid by NI for term life insurance on behalf of the Named Executive Officers for 2020, 2019, and 2018, and certain other payments in the amounts shown below:

Named Executive Officer	Year	NI Contributions to 401(k) Plan	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Other *	Total
Eric H. Starkloff	2020	$8,748	$360	$1,500	$10,608
	2019	8,748	360	41,537	50,645
	2018	8,748	408	10,187	19,343
Karen M. Rapp	2020	7,733	360	—	8,093
	2019	10,088	360	—	10,448
	2018	4,594	408	—	5,002
Jason E. Green	2020	9,750	360	—	10,110
Scott A. Rust	2020	11,400	360	—	11,760
	2019	10,800	360	—	11,160
	2018	10,180	408	—	10,588
Carla Pineyro Sublett	2020	8,500	360	—	8,860
Alexander M. Davern	2020	10,701	360	12,688	23,749
	2019	10,800	360	11,936	23,096
	2018	10,800	408	—	11,208
*
For 2020, the dollar amounts listed in “Other” reflect fees and expenses paid related to contributions by NI to Mr. Starkloff’s health spending account and for Mr. Davern it includes payments for health insurance pursuant to his Separation Agreement. For 2019, the dollar amounts listed in “Other” reflect fees and expenses paid related to the negotiation of Mr. Davern's Transition Agreement and Mr. Starkloff's Executive Employment Agreement and amounts paid in connection with Mr. Starkloff’s participation in an incentive award trip. For 2018, the dollar amounts listed in “Other” reflect amounts paid in connection with Mr. Starkloff’s participation in an incentive award trip. Other than the foregoing, for 2020, 2019, and 2018, NI did not provide its Named Executive Officers with any form of compensation that would be reportable under Item 402(c)(2)(ix) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.

(5)
For Mr. Starkloff, pursuant to the Starkloff Executive Employment Agreement, Mr. Starkloff was appointed as our CEO, effective February 1, 2020, and continues to serve as our President. Mr. Starkloff's base salary increased to $700,000 at that time. In October 2018, Mr. Starkloff was promoted to President and Chief Operating Officer and received a base salary increase at that time. Mr. Starkloff’s base salary shown for 2020 and 2018 above is pro-rated based upon the number of days during the year the respective base salary increase was in effect.

(6)
For Mr. Starkloff, the amount reflected in the “Stock Awards” column above for 2020 includes a one-time promotional grant of 75,000 PRSUs and 75,000 RSUs, granted pursuant to the Starkloff Executive Employment Agreement, upon Mr. Starkloff becoming our CEO.

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(7)
For Mr. Davern, the amount reflected in the “Salary” column above for 2020 reflects $267,536 from Mr. Davern’s service as our Chief Executive Officer and service in his strategic advisory role until May 5, 2020, and $39,231 of such amount reflects fees earned or paid for service as director during 2020.

(8)	For Mr. Davern in 2020, the amount of $131,252 in the “Stock Awards” column relates to stock awards granted for service as a member of our Board during 2020.
(9)
The disclosed number in the “Stock Awards” column for 2019 for Mr. Davern reflects a calculation made pursuant to FASB ASC Topic 718, which requires disclosure of the combined value of Mr. Davern's Original Grant Value (defined below) and the incremental fair value of the unvested RSUs described below. Mr. Davern, our Chief Executive Officer during 2019 and the first month of 2020, was granted 53,000 RSUs and 53,000 PRSUs in February 2019 with an aggregate grant date fair value of $5,340,969 (“Original Grant Value”). On October 29, 2019, we announced that Mr. Davern would remain as CEO until January 31, 2020, and then transition from his service as CEO into a strategic advisory role until May 5, 2020. Pursuant to Mr. Davern’s Transition Agreement, all of Mr. Davern’s PRSUs were forfeited and Mr. Davern received upon signing of his Separation Agreement in May 2020, accelerated vesting of all outstanding equity awards subject solely to service-based vesting that would have vested from October 29, 2019 through May 5, 2021. All of Mr. Davern’s unvested RSUs subject to outstanding equity awards other than those subject to such accelerated vesting were forfeited as of his termination date pursuant to the Transition Agreement. The amount included in the table for Mr. Davern’s stock awards in 2019 reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of such RSUs of $2,133,823, plus the Original Grant Value. Such amount does not deduct a value for RSUs or PRSUs forfeited by Mr. Davern upon signing of the Separation Agreement. The total aggregate grant date fair value of the forfeited RSUs and PRSUs is $5,161,310. Had the total aggregate fair value of the forfeited RSUs and PRSUs been deducted, the amount included in the table for stock awards would have been $2,313,482.

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GRANTS OF PLAN-BASED AWARDS TABLE
FOR FISCAL YEAR ENDED DECEMBER 31, 2020
Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3)	Aggregate Grant Date Fair Value of Stock Awards
		Threshold (2)	Target	Maximum	Threshold	Target	Maximum
Eric H. Starkloff
Executive Incentive Program (EIP)		$259,875	$945,000	$1,417,500	$—	$—	$—	—	$—
2015 Incentive Plan - Promotional RSUs	2/01/2020	—	—	—	—	—	—	75,000	3,347,250
2015 Incentive Plan - Promotional PRSUs	2/01/2020	—	—	—	37,500	75,000	150,000	—	4,671,750
2015 Incentive Plan - RSUs	4/29/2020	—	—	—	—	—	—	25,471	999,991
2015 Incentive Plan - PRSUs	4/29/2020	—	—	—	12,736	25,471	50,942	—	1,395,689
Karen M. Rapp
Executive Incentive Program (EIP)		100,962	367,133	550,699	—	—	—	—	—
2015 Incentive Plan - RSUs	2/19/2020	—	—	—	—	—	—	15,657	700,024
2015 Incentive Plan - PRSUs	2/19/2020	—	—	—	7,829	15,657	31,314	—	976,997
Jason E. Green
Executive Incentive Program (EIP)		126,500	460,000	690,000	—	—	—	—	—
2015 Incentive Plan - RSUs	2/19/2020	—	—	—	—	—	—	11,184	500,037
2015 Incentive Plan - PRSUs	2/19/2020	—	—	—	5,592	11,184	22,368	—	697,882
Scott A. Rust
Executive Incentive Program (EIP)		71,572	260,260	390,390	—	—	—	—	—
2015 Incentive Plan - RSUs	2/19/2020	—	—	—	—	—	—	8,947	400,020
2015 Incentive Plan - PRSUs	2/19/2020				4,474	8,947	17,894	—	558,293
Carla Pineyro Sublett
Executive Incentive Program (EIP)		86,048	312,903	469,354	—	—	—	—	—
2015 Incentive Plan - RSUs	2/19/2020	—	—	—	—	—	—	8,388	375,027
2015 Incentive Plan - PRSUs	2/19/2020	—	—	—	4,194	8,388	16,776	—	523,411
Alexander M. Davern (4)
Executive Incentive Program (EIP)		—	—	—	—	—	—	—	—
2020 Incentive Plan - Director RSU Grant	—	—	—	—	—	—	—	3,556	131,252
(1)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.
(2)
The Compensation Committee set an original threshold amount of 50% at a 4% Revenue Growth, 50% at a 16.6% Operating Margin, and 50% for key employee retention for the EIP. However, the Compensation Committee modified this threshold amount mid-year due to the economic impact of the COVID-19 pandemic on our business, after consultation with its independent compensation consultant, and revised the threshold amount to 25% at a -6% Revenue Growth and 15% Operating Margin, while continuing the 50% threshold amount for key employee retention, resulting in a 27.5% threshold as a percent of target for the EIP. See “Compensation Discussion and Analysis” for a more detailed description of the EIP and modifications related to the economic impact of the COVID-19 pandemic on our business.

(3)	For 2020, the Named Executive Officer RSU awards had three-year annual vesting with a vesting commencement date of May 1, 2020.
(4)
Mr. Davern ceased to be our CEO, effective as of January 31, 2020, and did not participate in any Executive Officer long-term incentive program for 2020. Mr. Davern received a grant of 3,556 RSUs on July 29, 2020, which vest over a one-year period with a vesting commencement date of May 1, 2020, for his service as a member of our Board.

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Summary Compensation Table and Grants of Plan-Based Awards Table Discussion
The level of salary, bonus, and non-equity incentive plan compensation in proportion to total compensation ranged from approximately 9.1% to 42.2% for each of the Named Executive Officers in 2020.
The terms of Mr. Starkloff’s employment include severance payments and payments that may be triggered by a change in control of NI. The terms of Ms. Pineyro Sublett’s offer letter include severance payments. During 2020, none of NI’s other employees had employment agreements, severance payment arrangements or other payment arrangements that would be triggered by a merger or other change in control of NI. However, the terms of Mr. Rust’s employment provide for the acceleration of certain restricted stock unit awards in the event of his termination under certain circumstances. On February 22, 2021, Ms. Rapp and Mr. Green entered into executive employment agreements with NI which provide for severance payment arrangements that would be triggered by a merger or other change in control of NI. See “Potential Payments Upon Termination or Change of Control” for a more detailed discussion of such arrangements.
NI has not repriced or made any material modifications to any equity-based awards to its Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END TABLE
Named Executive Officer	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Eric H. Starkloff	162,917	$7,158,573	117,096	$5,145,198
Karen M. Rapp	39,327	1,728,028	28,663	1,259,452
Jason E. Green	47,509	2,087,545	11,184	491,425
Scott A. Rust	47,232	2,075,374	17,429	765,830
Carla Pineyro Sublett	30,888	1,357,219	8,388	368,569
Alexander M. Davern	3,556	156,251	—	—
(1)
Reflects RSUs granted. RSUs were granted under the 2010 Incentive Plan, 2015 Incentive Plan and 2020 Incentive Plan for Mr. Davern. RSUs granted under the 2010 Incentive Plan and 2015 Incentive Plan prior to April 2016 vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. For grants made pursuant to the 2010 Incentive Plan, the number of RSUs that can have vesting acceleration each year is determined based upon the extent to which we attain a 40% year over year Revenue Growth and 18% non-GAAP operating profit as a percentage of revenue. Specifically, if we achieve a 40% year over year Revenue Growth and a 18% non-GAAP operating profit as a percentage of revenue, then 10% of the total number of RSUs subject to the award will accelerate. For grants made pursuant to the 2015 Incentive Plan prior to April 2016, the number of RSUs that can have vesting acceleration each year is determined based upon the extent to which we attain 20% year over year Revenue Growth and 18% non-GAAP operating profit as a percentage of revenue. Specifically, if we achieve a 20% year-over-year Revenue Growth and a 18% non-GAAP operating profit as a percentage of revenue, then 10% of the total number of RSUs subject to the award accelerates. The earliest an award eligible for acceleration may fully vest is in five years. RSUs granted under the 2010 Incentive Plan and 2015 Incentive Plan prior to April 2016 have a vesting term of ten years. RSUs granted pursuant to the 2015 Incentive Plan from April 2016 to April 2018 vest as to 25% of the RSUs on each anniversary of the vesting commencement date. In October 2018, Mr. Starkloff received a 25,000 RSU award that vested 100% on May 1, 2020. In 2019, RSUs for Named Executive Officers at that time were granted under the 2015 Incentive Plan and vest as to 1/3rd of the RSUs on each anniversary of the vesting commencement date. For Mr. Green and Ms. Pineyro Sublett RSUs granted in 2019 were granted under the 2015 Incentive Plan and vest as to 1/4th of the RSUs on each anniversary of the vesting commencement date. For RSUs granted in 2020, other than Mr. Davern’s grant for his service on the Board, these awards were granted pursuant to the 2015 Equity Incentive Plan and vest as to 1/3rd of the RSUs on each anniversary of the vesting commencement date. Upon becoming a non-employee member of our Board, Mr. Davern’s RSUs were granted

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under our 2020 Incentive Plan and vest 100% on the one-year anniversary of the vesting commencement date. These RSUs are subject to the continued service of the Named Executive Officer on each such vesting date. The vesting commencement dates for these awards are set forth in the table below.
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested	Grant Date	Vesting Commencement Date
Eric H. Starkloff	25,471	4/29/2020	5/1/2020
	75,000	2/1/2020	2/1/2020
	11,083	1/22/2019	5/1/2019
	10,870	4/25/2018	5/1/2018
	6,250	4/25/2017	5/1/2017
	13,795	4/26/2016	5/1/2016
	11,897	4/21/2015	5/1/2015
	5,488	4/22/2014	5/1/2014
	1,957	4/23/2013	5/1/2013
	1,088	4/18/2012	5/1/2012
	58	4/20/2011	5/1/2011
Karen M. Rapp	15,657	2/19/2020	5/1/2020
	8,670	1/22/2019	5/1/2019
	10,000	4/25/2018	5/1/2018
	5,000	7/25/2017	5/1/2017
Jason E. Green	11,184	2/19/2020	5/1/2020
	6,888	2/20/2019	5/1/2019
	4,348	4/25/2018	5/1/2018
	2,500	4/25/2017	5/1/2017
	22,589	9/17/2015	5/1/2015
Scott A. Rust	8,947	2/19/2020	5/1/2020
	5,654	1/22/2019	5/1/2019
	8,152	4/25/2018	5/1/2018
	5,000	4/25/2017	5/1/2017
	8,276	4/26/2016	5/1/2016
	7,139	4/21/2015	5/1/2015
	1,816	4/22/2014	5/1/2014
	1,175	4/23/2013	5/1/2013
	1,015	4/18/2012	5/1/2012
	58	4/20/2011	5/1/2011
Carla Pineyro Sublett	8,388	2/19/2020	5/1/2020
	15,000	4/23/2020	5/1/2019
	7,500	2/20/2019	5/1/2019
Alexander M. Davern*	3,556	7/29/2020	5/1/2020
*	Mr. Davern’s award was granted for his service as a member of our Board.
(2)	Calculated by multiplying the number of shares of RSUs by $43.94, the closing market price of our common stock on December 31, 2020.
(3)
Reflects PRSUs granted at target. PRSUs were granted under the 2015 Incentive Plan. For 2020 and 2019, our Named Executive Officers received the number of PRSU awards set forth below. Outstanding PRSU awards may be earned and eligible for vesting in a single installment following the end of the applicable three-year performance period from the beginning of the performance period starting on January 1. The PRSUs are reported at the target level because we are required by SEC rules to compare our performance through 2020 under the PRSU grant against the threshold, target and maximum performance levels for the grant and report the applicable potential share number. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if performance through the previous year exceeded target, even by only a modest amount, and even if it is unlikely that we will achieve the results that would dictate the payment of the maximum amount, we are required by SEC rules to report the maximum potential payouts. For the first year of the 2020-2022 performance period and the first two years of the 2019-2021 performance period, we tracked between the

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threshold and target levels of performance against the PRSU performance goals on a combined basis and have accordingly reported the PRSUs at the target award levels.
Named Executive Officer	Target Number of Shares or Units of Stock That Have Not Vested	Grant Date	Performance Period Commencement Date
Eric H. Starkloff	25,471	4/29/2020	1/1/2020
	75,000	2/1/2020	1/1/2020
	16,625	1/22/2019	1/1/2019
Karen M. Rapp	15,657	2/19/2020	1/1/2020
	13,006	1/22/2019	1/1/2019
Jason E. Green	11,184	2/19/2020	1/1/2020
Scott A. Rust	8,947	2/19/2020	1/1/2020
	8,482	1/22/2019	1/1/2019
Carla Pineyro Sublett	8,388	2/19/2020	1/1/2020
(4)	Calculated by multiplying the number of shares of PRSUs by $43.94, the closing market price of our common stock on December 31, 2020.
STOCK VESTED
FOR FISCAL YEAR ENDED DECEMBER 31, 2020 TABLE
	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting
Eric H. Starkloff	50,977	$1,958,536 (1)
Karen M. Rapp	14,336	550,789 (1)
Jason E. Green	11,970	459,887 (1)
Scott A. Rust	17,304	664,820 (1)
Carla Pineyro Sublett	7,500	288,150 (1)
Alexander M. Davern	54,417	2,090,701 (1)
	52,108	1,919,659 (2)
(1)	Calculated by using the closing price of our common stock for the day immediately preceding the vesting date of May 1, 2020, which was $38.42 per share.
(2)	Calculated by using the closing price of our common stock for the day immediately preceding the vesting date of May 13, 2020, which was $36.84 per share.
Pension Benefits and Nonqualified Deferred Compensation
NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.
Potential Payments Upon Termination or Change in Control
Our employment arrangements with each of Mr. Starkloff and Ms. Pineyro Sublett, summarized below, include severance or other payment arrangements that would be triggered by a termination of employment, merger or other change in control of NI. In addition, on February 22, 2021, we signed executive employment agreements with Ms. Rapp and Mr. Green which include severance or other payment arrangements that would be triggered by a termination of employment, merger or other change in control of NI.
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Arrangements with Mr. Starkloff:
On October 28, 2019, we entered into the Starkloff Executive Employment Agreement with Mr. Starkloff, pursuant to which Mr. Starkloff was appointed as our Chief Executive Officer, effective February 1, 2020. On February 3, 2020, the Starkloff Executive Employment Agreement was amended to reflect the implementation of the Company’s EIP. Pursuant to the amendment, in lieu of Mr. Starkloff’s participation in the Company’s prior bonus programs, Mr. Starkloff’s 2020 annual EIP target incentive bonus opportunity was 135% of his base salary.
In the event Mr. Starkloff’s employment is terminated either by us without Cause or Mr. Starkloff resigns for Good Reason (as such terms are defined in the Starkloff Executive Employment Agreement), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Starkloff Executive Employment Agreement, Mr. Starkloff will be entitled to receive (the “Starkloff Employment Agreement Severance Payment”):
(i)
continuing severance pay at a rate equal to 100% of his base salary, as then in effect (less applicable withholding), for a period of 18 months from the date of such termination, paid in accordance with NI’s normal payroll practices;

(ii)
to the extent not already earned and accrued, a lump sum equivalent to 100% of his EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding, which amount shall be paid at such time annual bonuses are paid to our other senior executives (for avoidance of doubt in no case would Mr. Starkloff be entitled to more than one EIP bonus payment);

(iii)
accelerated vesting of Mr. Starkloff’s outstanding RSUs that would have vested had he remained employed by NI for 12 months following the termination date, and subject to any required approval by the Board; and

(iv)
provided he timely elects healthcare continuation coverage under COBRA, reimbursement of Mr. Starkloff for, or direct payment of, his COBRA premiums (at the coverage level in effect immediately prior to his termination) until the earlier of 18 months following the termination date or the date Mr. Starkloff becomes covered under similar plans. If NI determines, in its sole discretion, that it cannot provide the foregoing benefit related to COBRA premiums without potentially violating or being subject to an excise tax under applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether Mr. Starkloff elects COBRA, and continue until the earlier of 18 months following termination or the date Mr. Starkloff becomes covered under similar plans.

If the employment of Mr. Starkloff had been terminated on December 31, 2020, pursuant to the Starkloff Executive Employment Agreement, the Starkloff Employment Agreement Severance Payment would have been $4,605,991 (including the value of accelerated RSUs based upon the closing market price of NI’s common stock at December 31, 2020, which was $43.94 per share (the “Applicable Price”).
Notwithstanding any contrary provision, if a termination of employment described in the Starkloff Executive Employment Agreement occurs within the period beginning three months prior to a Change in Control (as such term is defined in the Starkloff Executive Employment Agreement, as amended) and ending 12 months following a Change in Control, then Mr. Starkloff will be entitled to receive the same severance described in the preceding paragraphs except the severance amount set forth in (i) above will be paid in a lump-sum on the 60th day following the termination date.
For avoidance of doubt, Mr. Starkloff’s equity awards will remain subject to the Change in Control vesting or other treatment as provided for pursuant to the terms of NI’s equity plan and his equity award agreements, as applicable, notwithstanding his eligibility to receive vesting acceleration set forth in (iii) above.
If a Change in Control had occurred as of December 31, 2020, in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $12,303,771.
Arrangements with Ms. Pineyro Sublett: On January 25, 2019, we entered into the Sublett Offer Letter with Ms. Pineyro Sublett (the “Sublett Offer Letter”). Pursuant to the Sublett Offer Letter, in the event that we terminated her employment for any reason other than Cause (defined therein) or her death or Disability (defined therein), or if she voluntarily resigned her employment for Good Reason (defined therein), and subject to the terms and conditions contained in the Sublett Offer Letter, Ms. Pineyro Sublett would receive the following severance benefits (the “Sublett
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Severance Benefits”): (i) a lump-sum payment equal to 12 months of her base salary and on target earnings bonus in effect on the termination date; and (ii) payment of monthly premiums for continued medical, dental and vision insurance coverage under COBRA (if she timely elects COBRA coverage) or a taxable monthly payment of an equivalent amount in the event providing such payment would violate any applicable law or result in an excise tax to us, in either case, until the earliest of (i) the date that is 12 months following her termination date, (ii) the date when she is offered substantially equivalent health insurance coverage in connection with new employment, or (iii) the date upon which she ceases to be eligible for coverage under COBRA or other applicable law or policy governing such coverage.
If the employment of Ms. Pineyro Sublett had been terminated on December 31, 2020, pursuant to the Sublett Offer Letter, the Sublett Severance Benefits would have been $760,476. If a Change in Control had occurred as of December 31, 2020, in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $1,725,787.
Arrangements with Ms. Rapp: On February 22, 2021, we entered into a written executive employment agreement with Ms. Rapp (the “Rapp Executive Employment Agreement”). In the event of involuntary termination of Ms. Rapp’s employment by us without Cause or resignation for Good Reason (as such terms are defined in the Rapp Executive Employment Agreement), subject to her executing and not revoking a release of claims in favor of NI and meeting other requirements in the Rapp Executive Employment Agreement, Ms. Rapp will be entitled to receive (the “Rapp Employment Agreement Severance Payment”): (i) continuing severance pay at a rate equal to 100% of her base salary (less applicable withholding), for a period of 12 months from the date of termination (but if such a termination occurs in a period beginning 3 months prior to a Change in Control (as defined in the Rapp Executive Employment Agreement) and ending 12 months following a Change in Control, then she will be entitled to receive the severance amount in a lump sum in 60 days); (ii) to the extent not already earned and accrued, 100% of her EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding; (iii) accelerated vesting of her outstanding service-based RSUs that would have vested had she remained employed by NI for 12 months following the termination date, and subject to any required approval by the Compensation Committee; and (iv) provided she timely elects healthcare continuation coverage under COBRA, NI will reimburse her for, or direct payment of, her COBRA premiums (at the coverage level in effect immediately prior to her termination) until the earlier of 12 months following the termination date or the date she becomes covered under similar plans. If we determine in our sole discretion, that we cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether she elects COBRA and continue until the earlier of 12 months following termination or the date she becomes covered under similar plans.
If the employment of Ms. Rapp had been terminated on December 31, 2020, pursuant to the Rapp Executive Employment Agreement, the Rapp Employment Agreement Severance Payment would have been $1,694,417 (including the value of accelerated RSUs at the Applicable Price).
If a Change in Control had occurred as of December 31, 2020 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $2,987,481.
Arrangements with Mr. Green: On February 22, 2021, we entered into a written executive employment agreement with Mr. Green (the “Green Executive Employment Agreement”). In the event of involuntary termination of Mr. Green’s employment by us without Cause or resignation for Good Reason (as such terms are defined in the Green Executive Employment Agreement ), subject to his executing and not revoking a release of claims in favor of NI and meeting other requirements in the Green Executive Employment Agreement, Mr. Green will be entitled to receive (the “Green Employment Agreement Severance Payment”): (i) continuing severance pay at a rate equal to 100% of his base salary (less applicable withholding), for a period of 12 months from the date of termination (but if such a termination occurs in a period beginning 3 months prior to a Change in Control (as defined in his employment agreement) and ending 12 months following a Change in Control, then he will be entitled to receive the severance amount in a lump sum in 60 days); (ii) to the extent not already earned and accrued, 100% of his EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding; (iii) accelerated vesting of his outstanding service-based RSUs that would have vested had he remained employed by NI for 12 months following the termination date, and subject to any required approval by the Compensation Committee; and (iv) provided he timely elects healthcare continuation coverage under COBRA, we will reimburse him for, or direct payment of, his COBRA premiums (at the coverage level
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in effect immediately prior to his termination) until the earlier of 12 months following the termination date or the date he becomes covered under similar plans. If we determine in our sole discretion, that we cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether he elects COBRA and continue until the earlier of 12 months following termination or the date the executive becomes covered under similar plans.
If the employment of Mr. Green had been terminated on December 31, 2020, pursuant to the Green Executive Employment Agreement, the Green Employment Agreement Severance Payment would have been $1,744,265 (including the value of accelerated RSUs at the Applicable Price).
If a Change in Control had occurred as of December 31, 2020 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $2,578,970.
Other arrangements: None of our other Named Executive Officers have employment agreements, severance payment arrangements or other payment arrangements that would be triggered by a termination of employment, merger or other change of control of NI. However, the terms of Mr. Rust’s employment provide for acceleration of certain restricted stock units in the event of his termination of employment under certain circumstances pursuant to the Rust Agreement. The Rust Agreement provides for the immediate vesting of all of Mr. Rust’s then outstanding restricted stock units in the event his employment is terminated without Cause or he resigns for Good Reason (as each is defined in the Rust Agreement), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Rust Agreement. If a termination event had occurred on December 31, 2020, the value of such accelerated restricted stock units would have been $2,841,204, based upon the Applicable Price.
In addition, our Named Executive Officers may benefit along with non-executive employees from acceleration provisions under the terms of our 2020 Incentive Plan, 2015 Incentive Plan, and 2010 Incentive Plan that are applicable to all participating employees. Further, each of our Named Executive Officers also have PRSUs under our 2015 Incentive Plan with special vesting terms upon a change of control of NI, as further described below.
The 2010 Incentive Plan provides for acceleration of all unvested restricted stock units in the event of a change of control of NI or the award recipient’s death or disability (each, an “acceleration event”). A change of control under the 2010 Incentive Plan means any of the following events:
•	any person becomes the beneficial owner of 50% or more of the total voting power represented by our outstanding voting securities;
•	existing members of our Board cease to constitute at least a majority of the Board;
•	a public announcement is made of a tender or exchange offer for 50% or more of the outstanding voting securities and it is not opposed by our Board;
•
our stockholders approve a merger or consolidation with any other corporation or partnership, unless our stockholders prior to such transaction will hold a majority of the voting power of the surviving or acquiring entity; or

•	our stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.
In the case of unvested restricted stock units under the 2010 Incentive Plan, 100% of the restricted stock units that have not vested as of the date of death or disability will immediately vest.
Pursuant to the 2015 Incentive Plan and 2020 Incentive Plan, in the event of a change in control of NI, awards will be treated as determined by the administrator, including that each award be assumed or substituted by the successor corporation; provided that, in the event the successor corporation does not assume or substitute awards, the restriction period of any award of restricted stock or restricted stock units will immediately be accelerated, and the restrictions will expire, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The number of PRSUs so determined will be scheduled to vest in equal monthly installments following the change of control over the remainder
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of the original performance period. Following any such assumption or substitution of awards, if an employee is terminated without Cause (as defined in the applicable plan) within 24 months following the change in control of NI, then the vesting of such employee’s awards will accelerate, and the restricted stock units will immediately become fully vested.
A change in control under the 2015 Incentive Plan and 2020 Incentive Plan means any of the following events:
•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by our outstanding voting securities;
•	the sale or disposition by us of all or substantially all of our assets;
•	existing members of our Board cease to constitute at least a majority of the Board; or
•
the consummation of a merger or consolidation of us with any other corporation, unless our stockholders prior to such transaction will hold at least 50% of the voting power of the surviving or acquiring entity.

If a change in control had occurred as of December 31, 2020 that resulted in the acceleration under the terms of our equity incentive plans and equity award agreements of all unvested awards outstanding as of such date, the value of such accelerated awards based on the Applicable Price for our Named Executive Officers would have been as set forth in the table below:
Potential Value of Equity Awards Upon a Change of Control
Named Executive Officer	RSUs	PRSUs (1)
Eric H. Starkloff	$ 7,158,573	$ 5,145,198
Karen M. Rapp	1,728,028	1,259,452
Jason E. Green	2,087,545	491,425
Scott A. Rust	2,075,374	765,830
Carla Pineyro Sublett	1,357,219	368,569
Alexander M. Davern	156,251	—
(1)	No PRSUs were awarded prior to 2019.
CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and CEO for the majority of 2020, Eric H. Starkloff, who was serving in that position at December 31, 2020, and whose total compensation is annualized for purposes of this disclosure.
To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•	We selected December 31, 2020, the date of the most recent and validated global employee data file, as the date upon which we identified the median employee.
•
We identified the “median employee” by taking all employees, excluding our President and CEO and the other excluded groups described below, and ranking them based on annualized U.S. dollar equivalent direct compensation, including the value of stock awards, and converting the base salary and bonus payouts in local currency utilizing the latest exchange rate table provided by our finance team.

•
In performing our analysis, we excluded those individuals that perform work for us but are paid by a third-party. The total number of U.S. and non-U.S. employees used for our de minimis calculation was 7,035. We then excluded employees in those countries that had less than 75 employees. The total number of employees subject to this exclusion equaled 4.5% of our total global population, as permitted by the applicable SEC de minimis rule. The jurisdictions from which those employees are being excluded, and the approximate number of employees excluded from each jurisdiction, are as follows: Singapore, 51; Italy, 50; Mexico, 39; Ireland, 25; Belgium, 22; Brazil, 21; Philippines, 20; Russian Federation, 18; Canada, 10; Sweden, 9; Netherlands, 8; Switzerland, 7; Austria, 5; Lebanon, 5; Colombia, 4; Czech Republic, 4; Hong Kong, 4; Thailand, 4; Denmark, 3; Poland, 3; Spain, 2; Vietnam, 2; Finland, 1; and Indonesia, 1.

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•
We have estimated the median of the annual total compensation of all employees of our Company (other than our President and CEO) was $51,375 (using a consistently applied compensation measure of base salary, plus bonus, target commission, and the value of stock awards, as applicable).

•
We then calculated all the elements of such median employee’s compensation for fiscal year 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $53,966, which includes the median employee’s total compensation as previously calculated and including additional elements such as term life insurance premiums paid by the Company, overtime and a service award.

•
In determining our calculation, the annual total compensation of our President and CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $11,465,634, inclusive of the one-time promotional PRSU and RSU awards.

Based on this information, for fiscal year 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 212 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
EQUITY COMPENSATION PLAN INFORMATION
The number of shares issuable upon exercise of outstanding restricted stock unit awards (RSUs and PRSUs) granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under our equity compensation plans as of December 31, 2020, are summarized in the table below. We had no outstanding options, warrants or other rights under equity compensation plans as of such date.
Plan category	Number of shares to be issued upon vesting of outstanding options, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights (2)	Number of shares remaining for future issuance under equity compensation plans (3)
Equity compensation plans approved by stockholders	4,041,262	—	7,621,918
Equity compensation plans not approved by stockholders	—	—	—
Total	4,041,262	—	7,621,918
(1)	Includes 4,041,262 shares to be issued upon the vesting of outstanding restricted stock units.
(2)	All awards were restricted stock units which do not have an exercise price.
(3)	Includes 4,562,726 shares available for future issuance under the 2020 Incentive Plan and 3,059,192 shares available for future issuance under the ESPP.
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REPORT OF THE AUDIT COMMITTEE*
The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Charles J. Roesslein, James E. Cashman, III, Gayla J. Delly, Dr. Gerhard P. Fettweis and Michael E. McGrath. All members of the Audit Committee meet the independence requirements of the Nasdaq listing standards.
Management is responsible for NI’s internal controls and the financial reporting process. NI’s independent registered public accounting firm is responsible for performing an independent audit of NI’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the effectiveness of NI’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met five times during fiscal 2020 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter, which includes oversight of NI’s internal audit function.
As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of NI’s Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as amended.
The Audit Committee has also received the written disclosures from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.
Based upon the Audit Committee’s discussions with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NI’s Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the SEC.
AUDIT COMMITTEE
Charles J. Roesslein, Chair
James E. Cashman, III
Gayla J. Delly
Dr. Gerhard P. Fettweis
Michael E. McGrath
*
The foregoing Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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PROPOSAL TWO: APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, pursuant to Section 14A of the Exchange Act, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly referred to as a “Say-on-Pay”).
As described under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our Named Executive Officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to both NI’s performance and individual performance.
Stockholders are urged to read the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Executive Compensation — Summary Compensation Table” section of this Proxy Statement, which contains tabular information and narrative discussion about the compensation of our Named Executive Officers and additional details about our executive compensation programs, including information about fiscal year 2020 compensation of our Named Executive Officers. The Compensation Committee and our Board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.
We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
The Say-on-Pay vote is advisory, and therefore not binding on NI, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Say-on-Pay vote is conducted annually, and the next such vote will occur at the 2022 annual meeting of stockholders.
Vote Required; Recommendation of the Board of Directors
Approval of NI’s executive compensation program requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, on the proposal.
The Board of Directors unanimously recommends a vote “FOR” the approval of National Instruments Corporation's Executive Compensation Program, as described in this Proxy Statement.
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PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The charter of our Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP (“E&Y”) as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board is asking the stockholders to ratify this appointment of E&Y, which has served as NI’s independent registered public accounting firm since June 2005.
In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of NI and NI’s stockholders.
A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
Audit Fees
The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2020 and 2019, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the audit of NI’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $1,892,000 and $1,675,000, respectively.
Audit-Related Fees
Audit-related fees for 2020 and 2019 were $0 and $5,000, respectively.
The services rendered related to professional services that are reasonably related to the performance of the world-wide audit or review of NI's financial statements.
Tax Fees
The aggregate fees billed for professional tax services rendered for 2020 and 2019 were approximately $1,003,000 and $490,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.
All Other Fees
There were no fees billed for other services in 2020 or 2019.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting. During 2020 and 2019, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y. E&Y has not performed any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002.
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Vote Required; Recommendation of the Board of Directors
Ratification of the appointment of E&Y as National Instruments Corporation’s independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, on the proposal.
Upon the recommendation of the Audit Committee, the Board of Directors unanimously recommends a vote “FOR” the ratification of the Appointment of E&Y as National Instruments Corporation's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.
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CODE OF ETHICS
In February 2012, our Board adopted a Code of Ethics that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics incorporated several corporate policies which had been in effect since 1994.
The Code of Ethics is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm. The Code of Ethics and its incorporated corporate policies are updated from time to time and were most recently updated in July 2020. NI intends to disclose future material amendments to provisions of the Code of Ethics, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.
OTHER MATTERS
NI knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.
BY ORDER OF THE BOARD OF DIRECTORS

R. Eddie Dixon, Jr.
Chief Legal Officer, Senior Vice President & Secretary
Austin, Texas
March 29, 2021
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Forward Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties. Any statements contained herein regarding our future financial performance, operations, or other matters (including, without limitation, statements regarding being confident in the strength of our operating model and remaining optimistic about our position to capture long-term growth opportunities as we continue to enhance our offerings in key focus areas; this year having been a stress test of our strategy, and it proved resilient; standing out in the market and stronger positioning of our software differentiation in areas of data analytics, cloud and the use of artificial intelligence to modernize our category; seeing momentum build; our ability to sustainably grow and generate profit delivering value to our customers, employees, stockholders, and community; customers, employees, community and stockholders benefitting, including stockholders benefitting from receiving a solid return on the investment they make in us; statements to the effect that we “believe,” “expect,” “plan,” “may,” “will,” “intend to,” “continue,” “seek to,” “commit to,” “focus on,”; statements of “goals,” “initiatives,” “commitments,” “strategy” (including our “Corporate Impact Strategy”), “focus” or “visions”; or other variations thereof or comparable terminology or the negative thereof) should be considered forward-looking statements. All forward-looking statements are based on current expectations and projections of future events. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors which could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements, including risks and uncertainties related to the COVID-19 virus and further economic and market disruptions resulting from COVID-19; further adverse changes or fluctuations in the global economy; further adverse fluctuations in our industry; foreign exchange fluctuations; changes in the current global trade regulatory environment; fluctuations in customer demands and markets; fluctuations in demand for our products including orders from our large customers; component shortages; delays in the release of new products; our ability to effectively manage our operating expenses; manufacturing inefficiencies and the level of capacity utilization; the impact of any recent or future acquisitions or divestitures by NI (including the ability to successfully operate or integrate the acquired company’s business into NI, the ability to retain and integrate the acquired company’s employees into NI, and the ability to realize the expected benefits of the acquisition); our ability to achieve the benefits of employee restructuring plans and possible changes in the size and timing of the related charges; cyber-attacks; expense overruns; and adverse effects of price changes or effective tax rates. We direct readers to our Form 10-K for the year ended December 31, 2020 and the other documents we file with the SEC for other risks associated with our future performance. Actual results could differ materially from those stated or implied by our forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NATIONAL INSTRUMENTS CORPORATION
11500 NORTH MOPAC EXPRESSWAY
AUSTIN, TX 78759

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on May 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NATI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on May 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37544-P51400 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL INSTRUMENTS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Gayla J. Delly
02) Gerhard P. Fettweis
03) Duy-Loan T. Le

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve an advisory (non-binding) proposal concerning National Instruments Corporation's executive compensation program.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as National Instruments Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment of the meeting, the person(s) named as proxie(s) will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D37545-P51400

PROXY
NATIONAL INSTRUMENTS CORPORATION
2021 Annual Meeting of Stockholders
May 11, 2021
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 29, 2021, and the 2020 Annual Report to Stockholders and hereby appoints Michael E. McGrath and Eric H. Starkloff, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 11, 2021 at 9:00 AM CDT, at www.virtualshareholdermeeting.com/NATI2021, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF GAYLA J. DELLY, GERHARD P. FETTWEIS, AND DUY-LOAN T. LE TO THE BOARD OF DIRECTORS; "FOR" THE ADVISORY (NON-BINDING) APPROVAL OF NATIONAL INSTRUMENTS CORPORATION'S EXECUTIVE COMPENSATION PROGRAM; "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NATIONAL INSTRUMENTS CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021; AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side